Exhibit 10.80

LEASE

BETWEEN

LEXINGTON CORPORATE PROPERTIES TRUST, Landlord

(or a to be formed LLC)

AND

IKON OFFICE SOLUTIONS, INC., Tenant

Dated: September 22, 2003

Property:

70 Valley Stream Parkway

Malvern, Pennsylvania 19355

INDEX

Page

ARTICLE 1	PROPERTY AND TERM

ARTICLE 2	FIXED RENT AND ADDITIONAL RENT

ARTICLE 3	IMPOSITIONS

ARTICLE 4	USE OF PROPERTY

ARTICLE 5	CONDITION OF PROPERTY, ALTERATIONS AND REPAIRS

ARTICLE 6	INSURANCE

ARTICLE 7	DAMAGE OR DESTRUCTION

ARTICLE 8	CONDEMNATION

ARTICLE 9	ASSIGNMENT AND SUBLETTING

ARTICLE 10	SUBORDINATION

ARTICLE 11	OBLIGATIONS OF TENANT

ARTICLE 12	DEFAULT BY TENANT; REMEDIES

ARTICLE 13	NO WAIVER

ARTICLE 14	ESTOPPEL CERTIFICATE

ARTICLE 15	QUIET ENJOYMENT

ARTICLE 16	SURRENDER

ARTICLE 17	ACCESS

ARTICLE 18	ENVIRONMENTAL MATTERS

ARTICLE 19	FINANCIAL STATEMENTS

ARTICLE 20	MISCELLANEOUS PROVISIONS

ARTICLE 21	TERMINATION RIGHT

Exhibits

Exhibit “A”	Description of the Land
Exhibit “B”	Schedule of Removable Property
Exhibit “C”	Form of Memorandum of Lease

LEASE

THIS LEASE (the “Lease”) is made as of the 22nd day of September, 2003 between LEXINGTON CORPORATE PROPERTIES TRUST (or a to be formed LLC), a                         , (“Landlord”), having an office for the conduct of business at 355 Lexington Avenue, New York, New York 10017, and IKON OFFICE SOLUTIONS, INC., an Ohio corporation (“Tenant”), having an office for the conduct of business at 70 Valley Stream Parkway, Malvern, Pennsylvania 19355.

W I T N E S S E T H:

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

ARTICLE A

CERTAIN LEASE PROVISIONS

1.	Address for the Property:	70 Valley Stream Parkway, Malvern, Pennsylvania 19355

2.	(a) Term:	(i) Ten (10) years, beginning on the Commencement Date, and ending on the Expiration Date.

(ii) Option to Extend Term: Two (2) renewal options of five (5) years each.

	(b) Commencement Date:	September 22, 2003

	(c) Expiration Date:	September 30, 2013 unless sooner terminated pursuant to this Lease.

3.	Fixed Rent:	$1,923,392 per annum in equal monthly installments of $160,283 subject to the rent increases provided in Section 2.5.

4.	Use of the Property:	Administrative and general office and uses incidental thereto.

5.	Address for Notice:

	For Landlord:	(to be formed LLC)
c/o Lexington Corporate Properties Trust
355 Lexington Avenue
New York, New York 10017
Attention:

With a copy of any written notices of default only, to:	Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
845 Third Avenue, 8th Floor New York, New York 10022 Attention: Jonathan Eiseman, Esq.

For Tenant:	IKON Office Solutions, Inc. 70 Valley Stream Parkway Malvern, PA 19355 Attention: Corporate Real Estate Department

ARTICLE B

CERTAIN DEFINITIONS

“Additional Rent” is defined in Section 2.2.

“Alterations” is defined in Section 5.4.

“Approved Credit Rating” means a credit rating C.L. “Ba1” or “BBB-” or better by Moody’s Investors Services, Inc. or Standard & Poor’s Rating Group. If such corporations shall, for any reason, no longer perform the functions of a rating agency any other nationally recognized statistical rating agency designated by Landlord or Mortgagee.

“Bankruptcy Code” means the provisions of 11 U.S.C. Section 101 et seq. or any statute of similar purpose or nature as more particularly set forth in Section 9.10.

“Building” means collectively the buildings, building equipment and improvements now or hereinafter erected on the Land.

“Business Day” is every day which most large banks based in New York, New York are open for the ordinary conduct of business.

“Claims” is defined in Section 11.3.

“Commencement Date” is defined in Article A, Section 2(b).

“Default Rate” means three percent (3%) over the prime reference rate announced from time to time by Citibank, N.A. in New York, New York, as such prime reference rate may be adjusted and announced from time to time, or if unavailable, the parties shall use the prime reference rate of any New York regional bank selected by Landlord.

“Deficiency” is defined in Section 12.4(c).

“Environmental Laws” is defined in Section 18.10.

“Event of Default” is defined in Section 12.1.

“Expiration Date is defined in Article A, Section 2(c).

“Fixed Rent” is defined in Article A, Section 3.

“Hazardous Substances” is defined in Section 18.11.

“Impositions” is defined in Section 3.1.

“Indemnified Parties” is defined in Section 11.3.

“Land” means that certain real property described on Exhibit “A”, attached hereto and incorporated herein by this reference.

“Landlord” is defined in the introductory paragraph to this Lease.

“Lease” means this lease made between Landlord, as landlord, and Tenant, as tenant.

“Mortgage” is defined in Section 3.2.

“Mortgagee” is defined in Section 3.2.

“Non-Disturbance Agreement” is defined in Section 10.1.

“Property” means collectively the Land and the Building.

“Remedial Work” is defined in Section 18.7.

“Rent” is defined in Section 2.3.

“Requirements” is defined in Section 11.1.

“Restoration” is defined in Section 7.1.

“Sale Agreement” means the Agreement of Sale dated as of                     , 2003 between Landlord, as buyer, and Tenant, as seller.

“Subtenant” is defined in Section 9.2.

“Tenant” is defined in the introductory paragraph to this Lease.

“Term” is defined in Article A, Section 2(a).

“Third Party” means any third party other than Landlord, any affiliate of Landlord and/or any Mortgagee.

“Threshold Amount” is defined in Section 5.4.

“Transfer” is defined in Section 9.1.

“Work” is defined in Section 5.5.

ARTICLE 1

PROPERTY AND TERM

Section 1.1. During the Term, Landlord, in consideration of the rents herein reserved and of the terms, provisions, covenants and agreements on the part of Tenant to be kept, observed and performed, does hereby lease and demise the Property unto Tenant, and Tenant does hereby hire and take the Property from Landlord, subject to each and every matter affecting title to the Property including, without limitation, all of the following which are in effect as of the Commencement Date: all easements, rights of way, covenants, conditions and restrictions, liens, encumbrances, encroachments, licenses, written notices of pendency, charges, zoning laws, ordinances, regulations, building codes and other governmental laws, rules and orders affecting the Property, and other exceptions to Landlord’s title, whether or not the same are of public record.

Section 1.2. Tenant shall lease the Property for the Term, unless sooner terminated as hereinafter provided or pursuant to law.

Section 1.3. (a) Provided there is no continuing Event of Default, Tenant shall have the right, at its option, to extend the Term for two (2) additional five (5) year periods, (each, an “Extension Term”) in the manner, and subject to the conditions, set forth below. The first Extension Term shall commence on the day after the Expiration Date and shall expire on the day immediately preceding the fifth anniversary of the Expiration Date unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. The second Extension Term shall commence on the day after the first Extension Term shall expire and shall expire on the fifth anniversary of the day the second Extension Term commenced, unless such second Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Provided this Lease shall then be in full force and effect and there is no continuing Event of Default hereunder, Tenant may exercise its option to extend the Term by giving Landlord written notice of such election no sooner than one (1) year prior to the Expiration Date or the expiration of the first Extension Term, as the case may be, and no later than one hundred eighty (180) days prior to the Expiration Date or the expiration of the first Extension Term, as the case may be, the time of exercise being of the essence, and upon the giving of such written notice, this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if such Extension Term had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of such Extension Term. Notwithstanding Tenant’s exercise of its option under this Section 1.3, if there shall be an uncured Event of Default hereunder as of the Expiration Date as extended by any applicable grace and cured periods, as such Expiration Date may have been extended, Landlord shall have the right to cancel such exercise by Tenant, in which event the Term shall expire on the Expiration Date and the provisions of this Section 1.3 shall be deemed null and void and of no further force or effect. Except as provided in subsections (b) and (c) below, all of the terms, covenants and conditions of this Lease shall continue in full force and effect during each Extension Term, including items of Additional Rent which shall remain payable on the terms herein set forth.

(b) Fixed Rent during the first Extension Term shall be equal to ninety (90%) percent of the fair market rent (the “Fair Market Rent”) as determined in accordance with the procedure set forth below.

(c) The Fixed Rent during the second Extension Term shall be equal to ninety (90%) percent of the Fair Market Rent as determined in accordance with the procedure set forth below.

(d) The Fair Market Rent for the purpose of this Section 1.3 shall be determined in the following manner:

(i) The Fair Market Rent shall be the triple “net” rent generally payable in the market area in which the Property is located for equivalent space in a single tenant office building of approximately the same quality, size and condition as the Building, giving due consideration to the quality of the design of the Building, the condition of the Property as improved, the location of the Property and the Building, the length of the extended Term, and all other factors that would be relevant to a willing landlord and a willing tenant unaffiliated with the landlord desiring to enter into a lease of the Property for the Term. Landlord and Tenant shall attempt to reach agreement as to the determination of the Fair Market Rent within thirty (30) days after the date of Landlord’s receipt of Tenant’s election to renew the Term of the Lease. Tenant shall specify the name and address of its designated appraiser with each election made by Tenant to extend the Term of this Lease pursuant to Section 1.3(a). If, within thirty (30) days after Landlord’s receipt of Tenant’s election to renew the Term of the Lease, the parties have not agreed upon the Fair Market Rent, Landlord shall thereafter give written notice to Tenant specifying the name and address of its designated appraiser. Such two appraisers shall, within thirty (30) days after the designation of the Landlord’s appraiser, each make their determination of the Fair Market Rent in writing and simultaneously shall give written notice thereof to each other and to Landlord and Tenant. Such two appraisers shall have twenty (20) days after the receipt of written notice of each other’s determinations to confer with each other and to attempt to reach agreement as to the determination of the Fair Market Rent. If such appraisers shall fail to concur as to such determination within said twenty (20) day period, they shall give written notice thereof to Landlord and Tenant and shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within five (5) days after said twenty (20) day period, they or either of them shall give written notice of such failure to agree to Landlord and Tenant and, if Landlord and Tenant fail to agree upon the selection of such third appraiser within five (5) days after the appraisers appointed by the Landlord and Tenant give written notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on its failure, refusal, or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

(ii) All appraisers shall be independent MAI real estate appraisers who shall have had at least fifteen (15) years’ continuous experience in the business of appraising leased real estate in the metropolitan area in which the Property is located.

(iii) The third appraiser shall conduct such investigations as he or she may deem appropriate and shall, within twenty (20) days after the date of his or her designation, make an independent determination of the Fair Market Rent.

(iv) If none of the determinations of the appraisers varies from the mean of the determinations of the other appraisers by more than ten percent (10%), the mean of the determinations of the three appraisers shall be the Fair Market Rent. If, on the other hand, the determination of any single appraiser varies from the mean of the determinations of the other two appraisers by more than ten percent (10%), the mean of the determination of the two appraisers whose determinations are closest shall be the Fair Market Rent.

(v) The determination of the appraisers, as provided above, shall be conclusive upon Landlord and Tenant and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

(vi) Each party shall pay fees, costs and expenses of the appraiser selected by it and its own counsel fees and one-half (1/2) of all other expenses and fees of any such appraisal.

(e) If for any reason the Fair Market Rent has not been determined by the date on which it shall become effective, then, until such Fair Market Rent has been determined in accordance herewith, the Fair Market Rent shall continue at the Rental rate currently in effect at the end of the then current Term, and there shall be an adjustment of Fixed Rent promptly after determination of Fair Market Rent in accordance with this Section 1.3.

ARTICLE 2

FIXED RENT AND ADDITIONAL RENT

Section 2.1. Tenant shall pay to Landlord as Fixed Rent for the Property during the (a) Term the amounts stated in Article A, Section 3, (b) first Extension Term the amounts stated in Section 1.3(b) and (c) second Extension Term the amounts stated in Section 1.3(c). Fixed Rent shall be payable in equal monthly installments in advance on the first day of each and every month during the Term, without previous demand therefor and without offset or deduction of any kind whatsoever. Notwithstanding the foregoing, Tenant shall pay the partial month’s installment of Fixed Rent (with respect to the remaining days of the month in which this Lease is executed) upon the execution of this Lease.

Section 2.2. Tenant shall also pay and discharge as additional rent (the “Additional Rent”) all other amounts, liabilities and obligations of whatsoever nature relating to the Property, including, without limitation, all Impositions (as defined in Section 3.1) arising under any easements, restrictions, or other similar agreements affecting the Property or any adjoining property thereto (other than those easements, restrictions or other similar agreements created after the date hereof by Landlord and not approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed), and all interest and penalties that may accrue thereon in the event of Tenant’s failure to pay such amounts when due, and all damages, costs and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant’s part to comply with the terms of this Lease, all of which Tenant hereby agrees to pay upon demand or as is otherwise provided herein. Upon any failure by Tenant to pay any of the Additional Rent, Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Fixed Rent. The term Additional Rent shall be deemed rent for all purposes hereunder.

Section 2.3. All Fixed Rent and Additional Rent payable hereunder (collectively, “Rent”) shall be made payable to Landlord and sent to Landlord’s address set forth in Article A, or to such other person or persons or at such other place as may be designated by written notice from Landlord to Tenant, from time to time, and shall be made in United States currency which shall be legal tender for all debts, public and private. At Landlord’s request, Rent shall be payable when due by wire transfer of immediately available funds to an account designated from time to time by Landlord. Notwithstanding the foregoing, Impositions shall be payable to the parties to whom they are due, except as otherwise provided herein.

Section 2.4. This Lease shall be deemed and construed to be a “net lease”, and Tenant shall pay to Landlord, absolutely net throughout the Term, the Rent, free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off whatsoever. Under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as herein otherwise expressly set forth. Tenant shall pay all costs, expenses and charges of every kind and nature relating to the Property, except debt service on any Mortgage or any other indebtedness of Landlord, which may arise or become due or payable prior to, during or after (but attributable to a period falling prior to or within) the Term, as may be extended. Except as otherwise specifically provided in this Lease, Tenant’s obligation to pay Rent hereunder shall not terminate prior to the date definitely fixed for the expiration of the Term (as may be extended) notwithstanding the exercise by Landlord of any or all of its rights under Article 12 hereof or otherwise, and the obligations of Tenant hereunder shall not be affected (except as is otherwise specifically provided herein to the contrary) by reason of: any damage to or destruction of the Property or any part thereof, any taking of the Property or any part thereof or interest therein by condemnation or otherwise, any prohibition, limitation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Property or any part thereof, or any interference with such use, occupancy or enjoyment by any person or for any reason, any matter affecting title to the Property any eviction by paramount title or otherwise, any default by Landlord hereunder, the impossibility, impracticability or illegality of performance by Landlord, Tenant or both, any action of any governmental authority, Tenant’s acquisition of ownership of all or part of the Property (unless this Lease shall be terminated by a writing signed by all persons, including any mortgagee, having an interest in the Property), any breach of warranty or misrepresentation, or any other cause whether similar or dissimilar to the foregoing and whether or not Tenant shall, have written notice or knowledge hereof and whether or not such cause shall now be foreseeable. The parties intend that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations have modified or terminated pursuant to an express provision of this Lease.

Section 2.5. (a) The Fixed Rent shall be increased, on the third anniversary of the Commencement Date and every three (3) years thereafter as follows:

Lease Years	Annual Fixed Rent	Monthly Fixed Rent
4-6
(October 1, 2006-
September 30, 2009)	$1,981,093.76	$165,091.15

7-9
(October 1, 2009-
September 30, 2012)	$2,040,526.57	$170,043.88

10
(October 1, 2012-
September 30, 2013)	$2,101,742.37	$175,145.20

ARTICLE 3

IMPOSITIONS

Section 3.1. From and after the Commencement Date and throughout the Term, Tenant shall pay and discharge not later than fifteen (15) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all taxes, assessments, water rents, sewer rents and charges, duties, impositions, license and permit fees, charges for public utilities of any kind, payments and other charges of every kind and nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special, in said categories, which may become a lien on the Property, together with any interest or penalties imposed upon the late payment thereof, which, pursuant to past, present or future law, during, prior to or after (but attributable to a period falling prior to or within) the Term, shall have been or shall be levied, charged, assessed, imposed upon or become due and payable out of or for or have become a lien on the Property or any part thereof, any improvements or personal property in or on the Property, the Rents and income payable by Tenant or on account of any use of the Property and such franchises as may be appurtenant to the use and occupation of the Property (all of the foregoing being hereinafter referred to as “Impositions”). Upon Landlord’s request, Tenant shall submit to Landlord the proper and sufficient receipts or other evidence of payment and discharge of the same promptly after payment thereof. If any Impositions are not paid when due under this Lease, Landlord shall have the right but shall not be obligated to pay the same, provided Tenant does not contest the same as herein provided. If Landlord shall make such payment, Landlord shall thereupon be entitled to repayment by Tenant on demand as Additional Rent hereunder.

Section 3.2. Tenant shall have the right to protest and contest any Impositions imposed against the Property or any part thereof, provided (a) the same is done at Tenant’s sole cost and expense, (b) nonpayment will not subject the Property or any part thereof to sale or other liability by reason of such nonpayment unless Tenant posts any bonds or additional security required by the relevant governmental authority to avoid such sale or other liability, (c) such contest shall not subject Landlord or the holder (the “Mortgagee”) of any mortgage or deed of trust (a “Mortgage”) encumbering all or any part of the Property to the risk of any criminal or civil liability and (d) in the event Tenant does not have an Approved Credit Rating and the portion of such Imposition being contested exceeds $50,000, Tenant shall provide security, the amount and form of which shall be reasonably approved by Landlord or under the terms of any Mortgage to ensure payment of such contested Imposition.

Section 3.3. To the extent permitted by law, Tenant shall have the right to apply for the conversion of any Impositions to make the same payable in annual installments over a period of years, and upon such conversion Tenant shall pay and discharge said annual installments as they shall become due and payable. Tenant shall pay all such deferred installments prior to the expiration or sooner termination of the Term, notwithstanding that such installments shall not then be due and payable; provided, however, that any Impositions other than one converted by Tenant so as to be payable in annual installments as aforesaid relating to a fiscal period of the taxing authority, a part of which is included in a period of time after the Expiration Date, shall (whether or not such Impositions shall be assessed, levied, confirmed, imposed or become payable, during the Term) be adjusted between Landlord and Tenant as of the Expiration Date, so that Landlord shall pay that portion of such Impositions which relate to that part of such fiscal period included in the period of time after the Expiration Date, and Tenant shall pay the remainder thereof.

Section 3.4. If at any time during the Term, a tax or excise on Rents or other tax, however described, is levied or assessed with respect to the Rent or any part thereof (as opposed to the income of Landlord) or against Landlord as a substitute in whole or in part for any Impositions theretofore payable by Tenant, Tenant shall pay and discharge such tax or excise on Rents or other tax before it becomes delinquent, and the same shall be deemed to be an Imposition levied against the Property.

Section 3.5. Except as set forth in Section 3.4 above, Tenant shall not be obligated to pay any franchise, excise, corporate, estate, inheritance, succession, capital, levy or transfer tax of Landlord or any income, profits or revenue tax upon the income of Landlord.

Section 3.6. If Landlord ceases to have any interest in the Property, Landlord shall transfer to the person or entity who owns or acquires such interest in the Property from Landlord and is the transferee of this Lease, the deposits made pursuant to Section 3.6 hereof, subject, however, to the provisions thereof. Upon such transfer of the Property, the transferor shall be deemed to be released from all liability with respect thereto and Tenant agrees to look to the transferee solely with respect thereto, and the provisions hereof shall apply to each successive transfer of the said deposits.

Section 3.7. Landlord shall not be required to join in any proceedings referred to in this Article unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord, in which event, Landlord, at Tenant’s sole risk and expense, shall join and cooperate in such proceedings or permit the same to be brought in its name but shall not be liable for the payment of any costs or expenses in connection with any such proceedings.

Section 3.8. The provisions of this Article 3 shall survive the expiration or earlier termination of this Lease.

ARTICLE 4

USE OF PROPERTY

Section 4.1. The Property may be used and, occupied only for the purposes set forth in Article A, Section 4. Tenant shall not create or suffer to exist any public or private nuisance, hazardous or illegal condition or waste on or with respect to the Property.

Section 4.2. Tenant hereby represents and warrants to Landlord that all necessary certificates of occupancy, permits, licenses and consents from any or all appropriate governmental authorities have been obtained by or on behalf of Tenant and are in full force and effect as may be required by law for Tenant to occupy the Property and conduct business thereon.

ARTICLE 5

CONDITION OF PROPERTY, ALTERATIONS AND REPAIRS

Section 5.1. Tenant has examined the Property, is familiar with the physical condition, expenses, operation and maintenance, zoning, status of title and use that may be made of the Property and every other matter or thing affecting or related to the Property, and is leasing the same in its “As Is” condition. Landlord has not made and does not make any representations or warranties whatsoever with respect to the Property or otherwise with respect to this Lease. Tenant assumes all risks resulting from any defects (patent or latent) in the Property or from any failure of the same to comply with any governmental law or regulation applicable to the property or the uses or purposes for which the same may be occupied.

Section 5.2. At Tenant’s sole cost and expense, Tenant shall keep the Property and the adjoining sidewalks and curbs, if any, clean and in good condition and repair, free of accumulations of dirt, rubbish, snow and ice, and Tenant shall make all repairs and replacements, structural and non-structural, ordinary and extraordinary, and shall perform all maintenance necessary to maintain the Property and any sidewalks and curbs in good condition and repair. When used in this Section 5.2, the term “repairs” shall include all necessary additions, alterations, improvements, replacements, renewals and substitutions. All repairs made by Tenant shall be equal in quality and class to the original Alteration and shall be made in compliance with all Requirements (hereinafter defined). Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations to the Property, and Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Property, and all costs and expenses incidental thereto.

Section 5.3. Landlord shall not be responsible for the cost of any alterations of or repairs to the Property of any nature whatsoever, structural or otherwise, whether or not now in the contemplation of the parties. To the extent not prohibited by law, Tenant hereby waives and releases all rights now or hereinafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article 5.

Section 5.4. Tenant shall have the right at any time and from time to time during the Term to make, at its sole cost and expense, changes, alterations, additions or improvements (collectively, “Alterations”) in or to the Property subject, in each case, to all of the following:

(a) No Alteration shall be undertaken except after fifteen (15) days’ prior written notice to Landlord, provided that no such written notice shall be required with respect to any nonstructural Alteration involving an estimated cost of less than the Threshold Amount (hereinafter defined) (as estimated by a licensed architect or engineer reasonably approved by Landlord) or involving an actual cost (based on a lump sum or guaranteed maximum price contract) less than the Threshold Amount.

(b) No structural Alteration, and no other Alteration involving an estimated cost of more than the Threshold Amount (as estimated by a licensed architect or engineer reasonably approved by Landlord) shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may make Alterations consisting of normal painting, carpeting, wall coverings, installation, removal or reconfiguration of cubicles, demountable wall partitions or other similar office installations, and office decorations without Landlord’s prior written consent.

(c) Any Alteration when completed shall be of such a character as not to reduce the value of the Property below its value immediately before such Alteration.

(d) No Alteration shall be performed by Tenant if the same would materially reduce the cubic content of the usable area of the Building, or weaken, temporarily or permanently, the structure of the Building or any part thereof, or impair any zoning or other amenities of the Property.

(e) The reasonable cost and expense of Landlord’s, and the cost and expense of Mortgagee’s review of any plans and specifications required to be furnished pursuant to Section 5.5 below shall be paid by Tenant to Landlord, within ten (10) days after demand, or, at the option of Landlord, as Additional Rent.

(f) For purposes of Sections 5.4 and 5.5, the “Threshold Amount” shall mean an amount equal to $250,000. For purposes of determining the Threshold Amount, an Alteration shall include any series of related improvements whose cost, in the aggregate equals or exceeds $250,000.

(g) The provisions and conditions of Section 5.5 shall apply to any work performed by Tenant under this Article.

Section 5.5. Tenant agrees that all Alterations or Restoration that Tenant shall be required or permitted to do under the provisions of this Lease and for which Landlord’s consent is required (each hereinafter called the “Work”) shall be (i) performed in a first-class, workmanlike manner, and in accordance with all Requirements, as well as any plans and specifications therefor which shall have been approved by Landlord, (ii) commenced and completed promptly and (iii) done in accordance with all of the following terms and conditions:

(a) If the Work shall (i) involve any structural repair, or (ii) cost in excess of the Threshold Amount, then the Work shall not be commenced until detailed plans and specifications (including layout, architectural, mechanical and structural drawings), prepared by a licensed architect or engineer reasonably approved by Landlord shall have been submitted to and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) All Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its own cost and expense, and upon Landlord’s request, the originals thereof delivered to Landlord. Landlord will, on Tenant’s written request, promptly execute any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided that Tenant shall bear any expense or liability of Landlord in connection therewith.

(c) No Work costing more than $250,000.00 shall be undertaken except under the supervision of a licensed architect or engineer reasonably approved by Landlord. Landlord shall approve any engineer licensed in the Commonwealth of Pennsylvania, who has experience in the Philadelphia Metropolitan area and in work similar to the proposed Work.

(d) If the Work will cost more than $500,000.00 (as estimated in writing by a licensed architect or engineer reasonably approved by Landlord or based upon the actual cost of the Work (based on a lump sum or guaranteed maximum price contract for the Work), it shall not be commenced until Tenant shall have obtained and delivered to Landlord, such security or evidence of ability to pay the estimated cost of such Work as shall be reasonably satisfactory to Landlord, including but not limited to a performance bond and a labor and materials payment bond, each in an amount equal to the estimated cost of such Work less $500,000.

(e) Subject to Tenant’s contest rights pursuant to Section 11.4, the cost of all Work shall be paid promptly so that the Property and Tenant’s leasehold estate therein shall at all times be free from (i) liens for labor or materials supplied or claimed to have been supplied to the Property or Tenant, and (ii) chattel mortgages, conditional sales contracts, title retention agreements, security interests and agreements, and financing agreements and statements.

(f) At all times when any Work is in progress, Tenant shall maintain or cause to be maintained with such companies and for such periods as Landlord may require (i) workmen’s compensation insurance covering all persons employed in connection with the Work, in an amount at least equal to the minimum amount of such insurance required by law; and (ii) for the mutual protection of Landlord, Tenant and any Mortgagee, (1) builder’s risk insurance, completed value form, covering all physical loss, in an amount reasonable satisfactory to Landlord, and (2) commercial general liability insurance against all hazards, with limits for bodily injury or death to any one person, for bodily injury or death to any number of persons in respect of any one accident or occurrence, and for Property damage in respect of one accident or occurrence in such amounts as Landlord may reasonably require. Such commercial general liability insurance may be satisfied by the insurance required under Section 6.1(a), but may be effected by an endorsement, if obtainable, upon the insurance policy referred to in said Section. The provisions and conditions of Article 6 hereof shall apply to any insurance which Tenant shall be required to maintain or cause to be maintained under this subsection.

(g) Upon completion of any Work, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Work required by any governmental or quasi-governmental authority and shall furnish Landlord with copies thereof, together with, if the cost of such Work exceeds the Threshold Amount, “as-built” plans and specifications for such Work.

(h) The conditions of Section 5.4 shall have been complied with, to the extent applicable to the Work.

Section 5.6. Any Work shall be subject to inspection at any reasonable time and from time to time and when accompanied by a representative of Tenant, by Landlord, its architect and Mortgagee, or their duly authorized representatives, and if Landlord’s architect or Mortgagee upon any such inspection shall be of the opinion, which opinion shall not be unreasonable, that the Work is not being performed substantially in accordance with the provisions of this Article 5 or the plans and specifications, or that any of the materials or Workmanship are not first-class or are unsound or improper, Tenant shall correct any such failure and shall replace any unsound or improper materials or Workmanship.

Section 5.7. For purposes of this Lease, the word “structural” when used in connection with any Work shall mean Work affecting the load bearing walls, support beams, roof, foundation of the Building or that materially affects the proper functioning of the Building’s mechanical, electrical, sanitary, plumbing, heating, air-conditioning, ventilating, utility or any other service systems.

Section 5.8. All fixtures, structures and other improvements other than trade fixtures (including, without limitation, process equipment and compressors), de-mountable wall partitions, Tenant’s generator, and those items listed on Exhibit “B”, installed in or upon the Property at any time during the Term shall become the property of Landlord and shall remain upon and be surrendered with the Property. Prior to the commencement of any Work, Landlord will, upon written request by Tenant, notify Tenant whether Landlord will require such Work to be removed from the Property prior to the Expiration Date or earlier termination of this Lease. If Tenant fails to request such determination at the time of any such Work, Landlord may notify Tenant no later than one hundred twenty (120) days prior to the Expiration Date, that Landlord elects to have the same removed by the Expiration Date at Tenant’s expense. All property permitted or required to be removed by Tenant at the end of the Term remaining in the Property after Tenant’s removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Property by Landlord at Tenant’s expense. Tenant shall be responsible for, and shall reimburse Landlord immediately after written demand therefor, any damage to the Property caused in whole or in part by the removal or demolition of Tenant’s fixtures, structures or other improvements which Tenant is required to remove pursuant to this Section 5.7 or which Tenant elects under the provisions of this Lease to remove. The provisions of this Section 5.7 shall survive the expiration or earlier termination of the Term. Notwithstanding the foregoing, Tenant shall not be required to insure any property which Landlord elects to remain on the Property at the expiration of the Term.

ARTICLE 6

INSURANCE

Section 6.1. Throughout the Term, Tenant shall, at its own cost and expense, provide and keep in force, for the benefit of Landlord, Tenant and any Mortgagee:

(a) broad form commercial general liability insurance (including protective liability coverage on operations of independent contractors engaged in construction and blanket Contractual liability insurance) protecting and indemnifying Landlord, Tenant and any Mortgagee against all claims for damages to person or property or for loss of life or of property occurring upon, in, or about the Property, if any, written on a per-occurrence basis with limits of liability of not less than $5,000,000.00 with respect to bodily injury and property damage arising from any one occurrence and $10,000,000.00 from the aggregate of all occurrences within each policy year, or such greater limits as may be reasonably required from time to time by any Mortgagee or as may be reasonably required from time to time by Landlord consistent with insurance coverage on properties similarly constructed, occupied and maintained. Such coverage shall waive the insurer’s rights of subrogation against Landlord for events for which Landlord is not, but Tenant is, covered;

(b) property insurance in respect of the Property and all installations, additions and improvements which may now or hereafter be erected thereon, insuring against loss or damage by fire and such other risks as are now or hereafter embraced by “extended coverage” policy commonly known as Causes of Loss-Special Form, including, without limitation, coverage for loss or damage by water, flood, subsidence and earthquake, in an amount sufficient to prevent Landlord and Tenant from becoming co-insurers and in any event in an amount not less than one hundred percent (100%) of the actual replacement value thereof (i.e., including the cost of debris removal but excluding foundations and excavations) as reasonably determined by Landlord from time to time;

(c) business interruption insurance covering risk of loss due to the occurrence of any of the hazards covered by the insurance to be maintained by Tenant described in Section 6.1(b) with coverage, for a period of twelve (12) months following the insured-against peril, of 100% of all Rent to be paid by Tenant under this Lease;

(d) Worker’s compensation insurance (including employers, liability insurance) covering all persons employed at the Property by Tenant to the extent required by the laws and statutes of the state in which the Property is located, including, without limitation, during the course of Work to the Property;

(e) boiler insurance, if applicable, in an amount not less than one hundred percent (100%) of the actual replacement value thereof and of any improvements in which any such boiler is located (including the cost of debris removal but excluding foundations and excavations) as reasonably determined by Landlord from time to time;

(f) if a sprinkler system is located in the Building, sprinkler leakage insurance in amounts reasonably approved by Landlord; and

(g) such other or further insurance, in such amounts and in such form, as is customarily obtained by owners of properties similarly located, constructed, occupied and maintained and is available at commercially reasonable rates, or as otherwise reasonably required by Landlord or any Mortgagee.

Section 6.2. Whenever under the terms of this Lease Tenant is required to maintain insurance for the benefit of Landlord, Landlord shall be (a) an additional insured in all such liability insurance policies and (b) named as loss payee in all property policies. In the event that the Property shall be subject to any Mortgage, the commercial general liability insurance shall, if required by such Mortgage, name the Mortgagee as an additional insured and all other insurance provided hereunder shall name the Mortgagee as an additional insured. All policies of insurance shall provide that such coverage shall be primary and that any insurance maintained separately by

Landlord or the Mortgagee shall be excess insurance only. The original certificates shall be delivered to Landlord and any mortgagee.

Section 6.3. The amounts payable under any and all insurance policies insuring against property damage to the Building shall, subject to Article 7, be made available or “paid over” to Mortgagee or, if there is none, to Landlord. All property insurance policies required by this Lease shall provide that all adjustments for claims with the insurers in excess of Fifty Thousand Dollars ($50,000.00) (exclusive of any deductible) shall be made with Landlord, Tenant and any Mortgagee. Subject to the terms of any Mortgage, any adjustments for claims with the insurers involving sums of Fifty Thousand Dollars ($50,000.00) (exclusive of any deductible) or less shall be made with Tenant.

Section 6.4. All of the above-mentioned insurance certificates shall be obtained by Tenant and delivered to Landlord on or prior to the date hereof, and thereafter as provided for herein, and shall be written by insurance companies: (a) rated A:XII or better in “Best’s Insurance Guide” (or any substitute guide acceptable to Landlord); (b) authorized to do business in the state where the Property is located; and (c) of recognized responsibility and which are satisfactory to Landlord and any Mortgagee.

Section 6.5. At least thirty (30) days prior to the expiration of any policy or policies of such insurance, Tenant shall renew such insurance, by delivering to Landlord or Mortgagee, within the said period of time, certificates of insurance. All coverage described in this Article 6 shall provide Landlord and Mortgagee with thirty (30) days’ written notice of cancellation or change in terms. If Tenant shall fail to procure the insurance required under this Article 6 in a timely fashion or to deliver such certificates to Landlord, Landlord may, at its option and in addition to Landlord’s other remedies in the event of an Event of Default by Tenant, upon written notice to Tenant, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

Section 6.6. Tenant shall not violate, or permit to be violated, any of the conditions of any of the said policies of insurance, and Tenant shall perform and satisfy the requirements of the companies writing such policies so that companies of good standing, reasonably satisfactory to Landlord, shall be willing to write and/or continue such insurance.

Section 6.7. The insurance required by this Lease, at the option of Tenant, may be effected by blanket and/or umbrella policies issued to Tenant covering the Property and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Property the specified coverage, without possibility of reduction or coinsurance by reason of, or damage to, any other premises named therein, and if the insurance required by this Lease shall be effected by any such blanket or umbrella policies, Tenant shall furnish to Landlord or Mortgagee certified copies or duplicate originals of such policies in place of the originals, with schedules thereto attached showing the amount of insurance afforded by such policies applicable to the Property.

Section 6.8. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force insurance, as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance, but Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the provisions of this Lease and damages, costs and expenses of suit suffered or incurred by reason of damage to, or destruction of, the Property, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

Section 6.9. Landlord and Tenant each hereby releases the other from any and all liability or responsibility to the party granting such release (a “Releasing Party”) and to anyone claiming through or under the Releasing Party by way of subrogation or otherwise, for loss or damage to the property of the Releasing Party, even if the loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be effective only with respect to loss or damage (a) covered by insurance maintained by the Releasing Party or required to be maintained by the Releasing Party pursuant to the terms of this Lease, and (b) occurring during such time as the relevant insurance policy of the Releasing Party contains a clause or endorsement to the effect that such release shall not adversely affect or impair such insurance or prejudice the right of the insured to recover under the insurance policy.

ARTICLE 7

DAMAGE OR DESTRUCTION

Section 7.1. (a) If the Property or any part thereof shall be damaged or destroyed by fire or other casualty (including any casualty for which insurance was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, (i) Landlord shall, subject to Sections 7.2 and 7.3, pay over to Tenant, upon the terms set forth in Section 7.2, any moneys which may be recovered by Landlord from property insurance, (ii) this Lease shall be unaffected thereby and shall continue in full force and effect, and (iii) Tenant shall, at Tenant’s sole cost and expense, expeditiously and in a good and workmanlike manner, cause such damage or destruction to be remedied or repaired (the “Restoration”) by restoring the Property to its condition immediately prior to such damage, or destruction. All Restoration Work shall be performed in accordance with the provisions of this Lease, including, without limitation, the provisions of Sections 5.4 and 5.5 hereof. Tenant hereby waives the provisions of any law or statute to the contrary and agrees that the provisions of this Article shall govern and control in lieu thereof. If Tenant shall fail or neglect to restore the Property with reasonable diligence, or having so commenced such Restoration, shall fail to complete the same with reasonable diligence, or if prior to the completion of any such Restoration by Tenant, this Lease shall expire or be terminated for any reason, Landlord shall have the right, but not the obligation, to complete such Restoration at Tenant’s cost and expense and the cost thereof shall be payable on demand as Additional Rent, together with interest thereon at the Default Rate. In addition, if Landlord so completes the Restoration as provided hereunder, Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of the cost of the Restoration Work from Tenant to compensate Landlord for administering the Restoration.

(b) Notwithstanding anything contained herein to the contrary, provided (i) the Property is completely destroyed or a material portion of the Property is damaged or destroyed by fire or other casualty and such damage is of such a nature that the Restoration cannot be substantially completed within two hundred forty (240) days after the date of such casualty, as estimated by a licensed architect or engineer retained by Tenant and reasonably approved by Landlord (for purposes of such estimate and the rebuilding requirements under Section 7.2, such Restoration shall not include Alterations made by Tenant and installation of personal property, equipment and trade fixtures of Tenant unless Landlord has notified Tenant that such shall remain at end of Term), (ii) the insurance proceeds, together with any other funds Tenant may elect to contribute, actually available to Landlord for Restoration equal or exceed the cost of such Restoration (as estimated in writing by a licensed architect retained by Landlord), and (iii) such amounts are paid to Landlord, Tenant may terminate this Lease in which event this Lease shall terminate and shall be of no further force and effect as of the date of such casualty, except that any obligation or liability of Tenant, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive. For purposes of this Section 7.1(b), “material” shall mean damage to the Property the repair of which is reasonably estimated to cost $5,000,000 or more.

Section 7.2. Subject to the provisions of this Article 7, Landlord shall pay over to Tenant from time to time, upon the following terms, any moneys which may be received by Landlord from property insurance provided by Tenant but, in no event, to any extent or in any sum exceeding the amount actually collected by Landlord upon the loss; provided, however, that Landlord, before paying such moneys over to Tenant, shall be entitled to reimburse itself therefrom to the extent, if any, of the reasonable expenses actually paid by Landlord in collection of such moneys. Landlord shall pay to Tenant, as herein provided, the aforesaid insurance proceeds, for the purpose of Restoration to be made by Tenant to restore the Property to a value which shall be not less than their value prior to such fire or other casualty. Prior to making any Restoration, Tenant shall furnish Landlord with an estimate of the cost of such Restoration, prepared by a licensed architect or engineer reasonably approved by Landlord. Such insurance proceeds shall be paid to Tenant from time to time thereafter in installments as the Restoration progresses, upon application to be submitted by Tenant to Landlord showing the cost of labor and material incorporated in the Restoration, or incorporated therein since the last previous application, and paid for by Tenant. If any vendor’s, mechanic’s, laborer’s, or materialman’s lien is filed against the Property or any part thereof, or if any public improvement lien is created or permitted to be created by Tenant and is filed against Landlord, or any assets of, or funds appropriated to, Landlord, Tenant shall not be entitled to receive any further installment until such lien is satisfied or otherwise discharged, unless such lien is contested by Tenant in good faith and Tenant has obtained and delivered a bond issued by a surety, in an amount and in form otherwise reasonably satisfactory to Landlord. The amount of any installment to be paid to Tenant shall be such proportion of the total insurance moneys received by Landlord as the cost of labor and materials theretofore incorporated by Tenant in the Restoration bears to the total estimated cost of the Restoration by Tenant, less (a) all payments theretofore made to Tenant out of said insurance proceeds, and (b) ten percent (10%) of the amount so determined. Upon completion of and payment for the Restoration by Tenant, including reimbursement to Tenant of such ten percent (10%) retention, the balance of any and all insurance proceeds held by Landlord shall be returned to Tenant. In the event that the insurance proceeds are insufficient for the purpose of paying for the Restoration, Tenant shall nevertheless be required to make the Restoration and pay any additional sums required for the Restoration in accordance with the provisions of Section 7.4 hereof. Notwithstanding the foregoing, if Landlord makes the Restoration at Tenant’s expense, as provided in Section 7.1 hereof, then Landlord shall use any amounts held by Landlord to pay for the cost of such Restoration. Notwithstanding anything herein to the contrary, Tenant may retain insurance proceeds for any Restoration the estimated cost of which is less than [$                    ] provided Tenant uses such proceeds for such Restoration.

Section 7.3. Where insurance proceeds are retained by Landlord pursuant to Section 7.2 above, the following shall be conditions precedent to each payment made to Tenant as provided in Section 7.2 above:

(a) there shall be submitted to Landlord the certificate of the aforesaid architect stating (i) that the sum then requested to be withdrawn either has been paid by Tenant and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished certain services or materials for the Work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the several amounts so paid or due to each of such persons in respect thereof, and stating in reasonable detail the progress of the Work up to the date of said certificate, (ii) that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Tenant, (iii) that the sum then requested does not exceed ninety (90%) percent of the cost of the services and materials described in the certificate and (iv) that the balance of any insurance proceeds held by Landlord, together with such other sums, if any, which Tenant has made or will (for which evidence of Tenant’s intention and ability shall be to Landlord’s reasonable satisfaction) make available for the Restoration in accordance with Section 7.4 hereof and to Landlord’s satisfaction will be sufficient upon completion of the Restoration to pay for the same in full, and stating in reasonable detail an estimate of the cost of such completion;

(b) there shall be furnished to Landlord an official search, or a certificate of a title insurance company satisfactory to Landlord, or other evidence satisfactory to Landlord, showing that there has not been filed any vendor’s, mechanic’s, laborer’s or materialman’s statutory or other similar lien affecting the Property or any part thereof, or any public improvement lien created or permitted to be created by Tenant affecting Landlord, or the assets of, or funds appropriated to, Landlord, which has not been discharged of record, except such as will be discharged upon payment of the amount then requested to be withdrawn, or unless any such lien is contested by Tenant in good faith and Tenant has obtained and delivered a bond issued by a surety, in an amount and in form otherwise reasonably satisfactory to Landlord; and

(c) at the time of making such payment, no Event of Default shall have occurred and be continuing.

Section 7.4. If the estimated cost of any Restoration, determined as provided in Section 7.2 hereof, exceeds the net insurance proceeds and the estimated cost of such Restoration exceeds [$                    ] then, prior to the commencement of any Restoration, Tenant hereby covenants to deposit with Landlord a bond, cash or other security satisfactory to Landlord in the amount of such excess, to be held and applied by Landlord in accordance with the provisions of Section 7.2 hereof, as security for the completion of the Work, free of public improvement, vendor’s, mechanic’s, laborer’s or materialman’s statutory or other similar liens.

Section 7.5. As material consideration to Landlord for its agreement to enter into this Lease, the parties agree that, except as expressly set forth in the provisions of this Article 7, (i) this Lease shall not terminate or be forfeited or be affected in any manner, and there shall be no reduction or abatement of the Rent payable hereunder, by reason of damage to or total, substantial or partial destruction of the Property or any part thereof or by reason of the untenantability of the same or any part thereof, for or due to any damage or destruction to the Property from any cause whatsoever, (ii) notwithstanding any law or statute, present or future, Tenant waives any and all rights to quit or surrender the Property or any part thereof on account of any damage or destruction of the Property, and (iii) Tenant’s obligations hereunder, including the payment of Rent payable by Tenant hereunder, shall continue as though the Property had not been damaged or destroyed and without abatement, suspension, diminution or reduction of any kind.

ARTICLE 8

CONDEMNATION

Section 8.1. If the whole or substantially all of the Property shall be taken by condemnation or other eminent domain proceedings pursuant to any law, general or special, then at Tenant’s option, this Lease and the Term shall terminate and expire on the date of such taking and the Rent payable by Tenant hereunder shall be apportioned as of the date of such taking. If Tenant chooses to execute the option to cancel the Lease provided for herein, Tenant shall notify Landlord in writing within thirty (30) days of the date that Tenant receives written notice of such taking. For purposes of this Article 8 “substantially all of the Property” shall be deemed to mean such portion of the Property as, when so taken, would leave remaining a balance of the Property which, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not under economic conditions, applicable zoning laws, building regulations then existing or prevailing, readily accommodate Tenant’s business existing at the date of such taking and after performance of all covenants, agreements, terms and provisions herein and by law provided to be performed and paid by Tenant. Tenant, in cooperation with Landlord, shall have the right to participate in any condemnation proceedings and be represented by counsel for the purpose of protecting its interests hereunder. Landlord agrees that it will not enter into any agreement with any condemning authority in settlement of or on the threat of any condemnation or other eminent domain proceeding affecting the Property without the consent of Tenant, which consent shall not be unreasonably withheld or delayed.

Section 8.2. If only a portion of the Property shall be so taken and Section 8.1 does not apply, this Lease shall be unaffected by such taking, and Tenant shall continue to pay the Fixed and Additional Rent pursuant to Article 2 except that the Rent shall be equitably reduced to a just and appropriate amount according to the nature and extent of the taking. In no event, however, shall Additional Rent be reduced as a result of any such taking.

Section 8.3. (a) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article 8 without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award, except as otherwise provided in Section 8.1 hereof. Tenant hereby assigns to Landlord all of its right, title and interest in or to every such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, to the extent permitted by law, for the value of Tenant’s inventory, movable trade fixtures, machinery and moving expenses, provided that the making of such claim does not adversely affect or diminish Landlord’s award.

(b) Notwithstanding the foregoing, in the event Section 8.2 is applicable, Landlord shall pay over to Tenant from time to time any moneys which may be received by Landlord on account of exercise of the power of eminent domain with respect to the Property, provided, however, that Landlord, before paying such moneys over to Tenant, shall be entitled to reimburse itself therefrom to the extent, if any, of the reasonable expenses paid or actually incurred by Landlord in the collection of such moneys. Such moneys shall be paid over to Tenant solely for purposes of the Restoration of the Property, on the terms and subject to the conditions set forth in Article 7, as if, for this purpose, such moneys were insurance proceeds resulting from casualty to the Property. Tenant agrees to undertake such Restoration on such terms and subject to such conditions.

Section 8.4. In the event of any taking of the Property which does not result in a termination of this Lease, Tenant at Tenant’s expense, subject to the provisions of Articles 5 and 7 and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to Restore the remaining parts of the Property to substantially the condition existing immediately prior to the date of taking to the extent that the same may be feasible and so as to constitute a complete and tenantable Property. If the proceeds of such award or awards are not sufficient to pay the full cost thereof as estimated by a licensed architect or engineer approved by Landlord, Tenant shall pay such deficit. If, upon completion of Restoration any portion of the award shall remain, Landlord shall retain same.

Section 8.5 If the temporary use or occupancy of all or any part of the Property shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, and unless a Event of Default shall occur and be continuing, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Property and, if so awarded, for the taking of Tenant’s inventory, movable trade fixtures, machinery and for moving expenses, and that portion which represents reimbursement for the cost of Restoration of the Property. This Lease shall be and remain unaffected by such taking and Tenant shall be responsible for all obligations hereunder not affected by such taking and shall continue to pay in full when due the Fixed Rent, Additional Rent and all other sums required to be paid by Tenant pursuant to the provisions of this Lease. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Property (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period to and including the Expiration Date and Landlord shall receive so much as represents the period subsequent to the Expiration Date and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of Restoration of the Property and the remainder of such award.

Section 8.6. In case of any governmental action, not resulting in the taking or condemnation of any portion of the Property but creating a right to compensation therefor, such as the changing of the grade of any street upon which the Property abut, this Lease shall continue in full force and effect without reduction or abatement of Rent and the award shall be paid to Landlord.

ARTICLE 9

ASSIGNMENT AND SUBLETTING

Section 9.1. Without the prior written consent of Landlord and any Mortgagee, neither this Lease, nor any interest of Tenant in this Lease, shall be sold, assigned, or otherwise transferred (a “Transfer”), directly or indirectly. Notwithstanding anything to the contrary herein, Tenant may, without the written consent of but with written notice to Landlord, assign, transfer or sublet to any Affiliate of Tenant. For purposes of this Article 10, the term “Affiliate” shall mean any entity controlling, controlled by or under common control with Tenant, and the terms “control” or “controlling” shall mean possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of any person or entity, whether through the ownership of voting securities, or partnership interest, by contract or otherwise.

Section 9.2 Without the prior written consent of Landlord and any Mortgagee, Tenant shall not sublet the Property or any part thereof at any time during the Term to any subtenants, licensees or other occupants (the “Subtenants”). Notwithstanding the foregoing, Landlord agrees 1) that Tenant may sublet to an Affiliate without the consent of but with written notice to Landlord, and 2) not to unreasonably withhold, condition or delay its consent to any subletting for which Landlord’s consent is required, provided at the time of any such subletting no Event of Default shall have occurred and be continuing.

Section 9.3. If Tenant shall desire Landlord’s consent to a Transfer, Landlord shall be given not less than fifteen (15) Business Days’ advance written notice of the proposed effective date of such Transfer, which written notice shall be delivered to Landlord together with (a) either an executed counterpart or, if unavailable, a copy of the proposed instrument(s) of the Transfer and (b) such other documents as Landlord may reasonably request.

Section 9.4 Any consent by Landlord under this Article 9 shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from the requirement of obtaining the prior written consent of Landlord to any further Transfer of this Lease. No Transfer of all or a portion of this Lease shall release or relieve the transferor from any obligations of Tenant hereunder, and the transferor shall remain liable for the performance of all obligations of Tenant hereunder.

Section 9.5. Tenant shall cause each subtenant permitted pursuant to this Article 9 (a “Subtenant”) to comply with its obligations under its respective sublease, and Tenant shall diligently enforce all of its rights as the landlord thereunder in accordance with the terms of such sublease and this Lease.

Section 9.6. The fact that a violation or breach of any of the terms, provisions or conditions of this Lease results from or is caused by an act or omission by any of the Subtenants shall not relieve Tenant of Tenant’s obligation to cure the same. Tenant shall take all necessary steps to prevent any such violation or breach.

Section 9.7. If this Lease is assigned, or if the Property or any part thereof is subleased or occupied by anybody other than Tenant, Landlord may, after an uncured Event of Default by Tenant, collect Rent from the assignee or Subtenants, and apply the net amount collected to the Rent herein reserved, but no such assignment, sublease, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee or Subtenant as tenant, or a release of Tenant from the further performance by Tenant of the terms, covenants, and conditions on the part of Tenant to be observed or performed hereunder. After any assignment or subletting, Tenant’s liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance. The consent by Landlord to any Transfer shall not in any way be construed to relieve Tenant from obtaining the express written consent of Landlord to any further Transfer.

Section 9.8. To secure the prompt and full payment by Tenant of the Rent and the faithful performance by Tenant of all the other terms and conditions herein contained on its part to be kept and performed, Tenant hereby assigns, transfers and sets over unto Landlord, subject to the conditions hereinafter set forth, all of Tenant’s right, title and interest in and to all Subleases and hereby confers upon Landlord, its agents and representatives, a right of entry in, and sufficient possession of, the Property to permit and insure the collection by Landlord of the rentals and other sums payable under the Subleases, and further agrees that the exercise of said right of entry and qualified possession by Landlord shall not constitute an eviction of Tenant from the Property or any portion thereof; provided, however that such assignment shall become operative and effective only if (a) an Event of Default shall occur and be continuing, or (b) this Lease and the Term shall be cancelled or terminated pursuant to the terms, covenants and conditions hereof, or (c) there occurs repossession under a dispossess warrant or other re-entry or repossession by Landlord under the provisions hereof, or (d) a receiver for the Property is appointed, and then only as to such of the subleases that Landlord may elect to take over and assume. At any time and from time to time upon Landlord’s demand, Tenant promptly shall deliver to Landlord a schedule of all subleases, setting forth the names of all Subtenants, with a photostatic copy of each of the subleases. Upon reasonable request of Landlord, Tenant shall permit Landlord and its agents and representatives to inspect all subleases affecting the Property. Tenant, covenants that each sublease shall provide that the Subtenant thereunder shall be required from time to time, upon request of Landlord or Tenant, to execute, acknowledge and deliver, to and for the benefit of Landlord, an estoppel certificate confirming with respect to such sublease the information set forth in Section 14.1 hereof.

Section 9.9. Tenant covenants and agrees that all subleases hereafter entered into affecting the Property shall provide that (a) they are subject to this Lease, (b) the term thereof should end one (1) day or more prior to the Expiration Date hereof, but not later than one (1) day prior to the Expiration Date hereof, unless Landlord shall consent otherwise, which consent may be withheld in Landlord’s sole discretion, (c) the Subtenants will not do, authorize or execute any act, deed or thing whatsoever or fail to take any such action which will or may cause Tenant to be in violation of any of its obligations under this Lease, (d) the Subtenants will not pay rent or other sums under the subleases with Tenant for more than one (1) month in advance, (e) the Subtenants shall give to Landlord at the address and otherwise in the manner specified in Section 20.8 hereof, a copy of any written notice of default by Tenant as the landlord under the subleases at the same time as, and whenever, any such written notice of default shall be given by the Subtenants to Tenant, and (f) in the event of the termination or expiration of this Lease prior to the Expiration Date hereof, any such Subtenant, at Landlord’s election, shall be obligated to attorn to and recognize Landlord as the lessor under such Sublease, in which event such Sublease shall continue in full force and effect as a direct lease between Landlord and the Subtenant upon all the terms and conditions of such Sublease, except as hereinafter provided. Any attornment required by Landlord of such Subtenant shall be effective and self-operative as of the date of any such termination or expiration of this Lease without the execution of any further instrument; provided, however, that such Subtenant shall agree, upon the request of Landlord, to execute and deliver any such instruments in recordable form and otherwise in form and substance satisfactory to Landlord to evidence such attornment. With respect to any attornment required by Landlord of any Subtenant hereunder, (i) at the option of Landlord, Landlord shall recognize all rights of Tenant as the lessor under such sublease and the Subtenant thereunder shall be obligated to Landlord to perform all of the obligations of the Subtenant under such sublease and (ii) Landlord shall have no liability, prior to its becoming lessor under such Sublease, to such Subtenant nor shall the performance by such Subtenant of its obligations under the sublease, whether prior to or after any such attornment, be subject to any defense, counterclaim or setoff by reason of any default by Tenant in the performance of any obligation to be performed by Tenant as lessor under such sublease, nor shall Landlord be bound by any prepayment of more than one (1) month’s rent unless such prepayment shall have been expressly approved in writing by Landlord. The provisions of this Section 9.9 shall survive the expiration or earlier termination of the Term.

Section 9.10. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of Title 11 of the United States Code or any statute of similar purpose or nature

(the “Bankruptcy Code”) to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then written notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt of such offer by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall file any application or motion with a court of competent jurisdiction for authority and approval to enter into such assumption and assignment. Such written notice shall set forth (a) the name and address of the assignee, (b) all of the terms and conditions of such offer, and (c) the proposal for providing adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in Section 365 of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease from and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption.

Section 9.11. The term “adequate assurance of future performance” as used in this Lease shall mean (in addition to the assurances called for in Bankruptcy Code Section 365(l)) that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease an amount equal to the greater of (i) one and one-half (1.5) times the then monthly Fixed Rent and Additional Rent or (ii) such other amount deemed by the Bankruptcy Court to be reasonably necessary for the adequate protection of Landlord under the circumstances, as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, (b) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, certified as correct by a certified public accountant, which financial statements shall show a net worth at least equal to the amount of the deposit referenced in (a) above, (c) if determined by the Bankruptcy Court to be appropriate under the circumstances, grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee’s future performance under this Lease, and (d) provide such other information or take such action as Landlord, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

Section 9.12. If, at any time after Tenant may have assigned Tenant’s interest in this Lease in a proceeding of the type described in Section 12.1(e), this Lease shall be disaffirmed or rejected in any proceeding of the types described in Section 12.1(f) hereof, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following written notice of termination given pursuant to Article 12 based upon any of the Events of Default set forth in said Section 12.1(f), Tenant, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual written notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall pay to Landlord all Fixed Rent and Additional Rent due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination.

Section 9.13. The provisions of Sections 9.8, 9.9, 9.10, 9.11 and 9.12 hereof shall survive the expiration or earlier termination of this Lease.

Section 9.14. In no event shall Tenant mortgage, encumber, pledge, grant a security interest in, collaterally assign or conditionally transfer this Lease or any Subleases or any of the rents, issues and profits therefrom, other than the grant of a security interest in Tenant’s leasehold interest, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 10

SUBORDINATION

Section 10.1. This Lease shall be subject and subordinate to all Mortgages now or hereinafter in effect and to all renewals, modifications, consolidations, replacements and extensions of any such Mortgages; provided, however, that the related Mortgagee shall execute and deliver to Tenant an agreement in such form as may be requested by the Mortgagee (the “Non-Disturbance Agreement”) to the effect that, if there shall be a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, unless necessary under applicable law for the Mortgagee to foreclose, or if there shall be a foreclosure of such Mortgage, such Mortgagee shall not evict Tenant, disturb Tenant’s leasehold estate or rights hereunder, in all events provided that no uncured Event of Default then exists, and Tenant shall attorn to the Mortgagee or any successor-in-interest to Landlord or the Mortgagee. Tenant shall, together with the Mortgagee, execute and deliver promptly any certificate or further agreement that Landlord may request in confirmation of such subordination. Any Non-Disturbance Agreement may be made on the condition that neither the Mortgagee nor anyone claiming by, through or under such Mortgagee shall be:

(a) liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), or

(b) subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

(c) bound by any payment of Rent which Tenant might have paid for more than the current month to any prior Landlord (including, without limitation, the then defaulting Landlord), except to the extent such monies are actually received by such Mortgagee, or

(d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Landlord succeeded to any prior Landlord’s interest, or

(e) bound by any obligation to perform any work or to make improvements to the Property, or

(f) accountable for any monies deposited with any prior Landlord, except to the extent such monies are actually received by such Mortgagee.

If required by any Mortgagee, Tenant promptly shall join in any Non-Disturbance Agreement to indicate its concurrence with the provisions thereof and its agreement, in the event of a foreclosure of any Mortgage or the cancellation, expiration or termination of any Superior Lease, to attorn to such Mortgagee, as Tenant’s landlord hereunder. Tenant shall promptly so accept, execute and deliver any Non-Disturbance Agreement proposed by any Mortgagee which conforms with the provisions of this Section 10.1. Any Non-Disturbance Agreement may also contain other terms and conditions as may otherwise be required by any Mortgagee which do not materially increase Tenant’s monetary obligations or materially and adversely affect the rights or obligations of Tenant under this Lease.

Section 10.2. Tenant hereby agrees to give to any Mortgagee copies of all written notices given by Tenant of default by Landlord under this Lease at the same time and in the same manner as, and whenever, Tenant shall give any such written notice of default to Landlord, provided the name and address of such Mortgagee has been furnished in writing to Tenant. Such Mortgagee shall have the right to remedy any default under this Lease, or to cause any default of Landlord under this Lease to be remedied, and for such purpose Tenant hereby grants such Mortgagee an additional fifteen (15) days to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default which is a default. Tenant shall accept performance by such Mortgagee of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No default under the Lease shall exist or shall be deemed to exist (i) as long as such Mortgagee, in good faith, shall have commenced to cure such default and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Property is required in order to cure such default, or if such default is not susceptible of being cured by such Mortgagee, as long as such Mortgagee, in good faith, shall have notified Tenant that such Mortgagee intends to institute proceedings under the Mortgage and, thereafter, as long as such proceedings shall have been instituted and shall prosecute the same with reasonable diligence and, after having obtained possession, prosecutes the cure to completion with reasonable diligence. The Lease shall not be assigned (subject to the provisions of Article 9) by Tenant or modified, amended or terminated without such Mortgagee’s prior written consent in each instance. In the event of the termination of the Lease by reason of any default by Landlord thereunder or for any other reason whatsoever except the expiration thereof, upon such Mortgagee’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to such Mortgagee or its designee or nominee a new lease of the Property for the remainder of the Term of the Lease upon all of the terms, covenants and conditions of this Lease. Neither such Mortgagee nor its designee or nominee shall become liable under the Lease unless and until such Mortgagee or its designee or nominee becomes, and then only for so long as such Mortgagee or its designee or nominee remains, the fee owner of the Property. Such Mortgagee shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of such Mortgage.

ARTICLE 11

OBLIGATIONS OF TENANT

Section 11.1. Tenant shall promptly comply with all laws, ordinances, orders, rules, regulations, and requirements of all federal, state, municipal or other governmental or quasi-governmental authorities or bodies then having jurisdiction over the Property (or any part thereof) and/or the use and occupation thereof by Tenant, whether any of the same relate to or require (a) structural changes to or in and about the Property, or (b) changes or requirements incident to or as the result of any use or occupation thereof or otherwise (collectively, the “Requirements”), and subject to Article 7, Tenant shall so perform and comply, whether or not such laws, ordinances, orders, rules, regulations or requirements shall now exist or shall hereafter be enacted or promulgated and whether or not the same may be said to be within the present contemplation of the parties hereto.

Section 11.2. Tenant agrees to give Landlord written notice of any law, ordinance, rule, regulation or requirement which to Tenant’s knowledge is enacted, passed, promulgated, made, issued or adopted by any of the governmental departments or agencies or authorities hereinbefore mentioned affecting in a material adverse manner (a) the Property, (b) Tenant’s use thereof or (c) the condition of Tenant, a copy of which is served upon or received by Tenant, or a copy of which is posted on, or fastened or attached to the Property, or otherwise brought to the attention of Tenant, by mailing within ten (10) business days after such service, receipt, posting, fastening or attaching or after the same otherwise comes to the attention of Tenant, a copy of each and every one thereof to Landlord. At the same time, Tenant will inform Landlord as to the Work which Tenant proposes to do or take in order to comply therewith . Notwithstanding the foregoing, however, if such Work would require any Alterations which would, in Landlord’s opinion, reduce the value of the Property or change the general character, design or use of the Building or other improvements thereon, and if Tenant does not desire to contest the same, Tenant shall, if Landlord so requests, defer compliance therewith in order that Landlord may, if Landlord wishes, contest or seek modification of or other relief with respect to such Requirements, so long as Tenant is not put in violation of any law, ordinance, rule, regulation or requirement enacted, passed, promulgated, made, issued or adopted by any such governmental departments or agencies or authorities, but nothing herein shall relieve Tenant of the duty and obligation, at Tenant’s sole cost and expense, to comply with such Requirements, or such Requirements as modified, whenever Landlord shall so direct. Tenant shall have the first right to contest any such Requirement provided Tenant insures that such contest shall not adversely affect Landlord’s title to or Tenant’s interest in or use of the Property.

Section 11.3. Tenant shall, to the extent not caused by the negligence or intentional misconduct of Landlord, defend, indemnify and save harmless Landlord, any partners or members of Landlord, any partners of any partners of Landlord or any members of any members of Landlord and any officers, stockholders, directors or employees of any of the foregoing (collectively, “Indemnified Parties”) from (a) any and all liabilities, losses, claims, causes of actions, suits, damages and expenses (collectively, “Claims”) arising from (i) any Work or thing whatsoever done, or any condition created in or about the Property during the Term, (ii) any use, non-use, possession, occupation, Alteration, repair, condition, operation, management or maintenance of the Property or any part thereof or of any street, alley, sidewalk, curb, vault, passageway, common area or space comprising a part thereof or adjacent thereto, (iii) any act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents, contractors or subcontractors, (iv) any accident, injury (including death) or damage to any person or property occurring in, on or about the Property or any part thereof or in, on or about any street, alley, sidewalk, curb, vault, passageway, common area or space comprising a part thereof or adjacent thereto, (v) any contest of Impositions, Requirements or other matters permitted by this Lease and (vi) any breach, violation or non-performance of any covenant, condition or agreement in this Lease to be fulfilled, kept, observed or performed by Tenant; and (b) all costs, expenses and liabilities incurred, including, without limitation, reasonable attorney’s fees and disbursements through and including appellate proceedings, in or in connection with any of such Claims. If any action or proceeding shall be brought against any of the Indemnified Parties by reason of any such Claims, Tenant, upon written notice from any of the Indemnified Parties, shall resist and defend such action or proceeding, at its sole cost and expense by counsel chosen by Tenant who shall be satisfactory to such Indemnified Party. Tenant or its counsel shall keep each Indemnified Party fully apprised at all times of the status of such defense. Counsel for Tenant’s insurer shall be deemed satisfactory to such Indemnified Party. Notwithstanding the foregoing, an Indemnified Party may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability in excess of One Hundred Thousand Dollars ($100,000), and the Tenant shall pay the fees and disbursements of such attorneys. The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Lease.

Section 11.4. If at any time prior to or during the Term (or within the statutory period thereafter if attributable to Tenant), any mechanic’s or other lien or order for payment of money, which shall have been either created by, caused (directly or indirectly) by, or suffered against Tenant, shall be filed against the Property or any part thereof, Tenant, at its sole cost and expense, shall cause the same to be discharged by payment, bonding or otherwise, within ten (10) days after the filing thereof. Tenant shall, upon written notice and request in writing by Landlord, defend for Landlord, at Tenant’s sole cost and expense, any action or proceeding which may be brought on or for the enforcement of any such lien or order for payment of money, and will pay any damages and satisfy and discharge any judgment entered in such action or proceeding and save harmless Landlord from any liability, claim or damage resulting therefrom. In default of Tenant’s procuring the discharge of any such lien as aforesaid Landlord may, without written notice, and without prejudice to its other remedies hereunder, procure the discharge thereof by bonding or payment or otherwise, and all cost and expense which Landlord shall incur shall be paid by Tenant to Landlord as Additional Rent forthwith.

Section 11.5. LANDLORD SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE TO PAY FOR ANY WORK, LABOR OR SERVICES RENDERED OR MATERIALS FURNISHED TO OR FOR THE ACCOUNT OF TENANT UPON OR IN CONNECTION WITH THE PROPERTY, AND NO MECHANIC’S OR OTHER LIEN FOR SUCH WORK, LABOR OR SERVICES OR MATERIAL FURNISHED SHALL, UNDER ANY CIRCUMSTANCES, ATTACH TO OR AFFECT THE REVERSIONARY INTEREST OF LANDLORD IN AND TO THE PROPERTY OR ANY ALTERATIONS,

REPAIRS, OR IMPROVEMENTS TO BE ERECTED OR MADE THEREON. NOTHING CONTAINED IN THIS LEASE SHALL BE DEEMED OR CONSTRUED IN ANY WAY AS CONSTITUTING THE REQUEST OR CONSENT OF LANDLORD, EITHER EXPRESS OR IMPLIED, TO ANY CONTRACTOR, SUBCONTRACTOR, LABORER OR MATERIALMEN FOR THE PERFORMANCE OF ANY LABOR OR THE FURNISHING OF ANY MATERIALS FOR ANY SPECIFIC IMPROVEMENT, ALTERATION TO OR REPAIR OF THE PROPERTY OR ANY PART THEREOF, NOR AS GIVING TENANT ANY RIGHT, POWER OR AUTHORITY TO CONTRACT FOR OR PERMIT THE RENDERING OF ANY SERVICES OR THE FURNISHING OF ANY MATERIALS ON BEHALF OF LANDLORD THAT WOULD GIVE RISE TO THE FILING OF ANY LIEN AGAINST THE PROPERTY.

Section 11.6. Neither Landlord nor its agents shall be liable for any loss of or damage to the property of Tenant or others by reason of casualty, theft or otherwise, or for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents, servants or employees.

Section 11.7. Landlord shall not be required to furnish to Tenant any facilities or services of any kind whatsoever, including, but not limited to, water, steam, heat, gas, oil, hot water, and/or electricity, all of which Tenant represents and warrants that Tenant has obtained from the public utility supplying the same, at Tenant’s sole cost and expense. Upon Tenant’s written request, however, Landlord agrees to cooperate with Tenant (at no cost to Landlord) with respect to such services.

ARTICLE 12

DEFAULT BY TENANT; REMEDIES

Section 12.1. Each of the following shall be deemed an event of default (an “Event of Default”) and a breach of this Lease by Tenant:

(a) If the Fixed Rent shall not be said by Tenant for a period of ten (10) days after written notice from Landlord of such failure.

(b) If Tenant shall fail to pay any Additional Rent required to be paid by Tenant hereunder for a period of ten (10) days after written notice from Landlord of such failure.

(c) If Tenant shall default in the performance or observance of any of the other agreements, conditions, covenants or terms herein contained, or if such default is of such a nature that it can be remedied, then if such default shall continue for thirty (30) days after written notice by Landlord to Tenant (or if such default is of such a nature that it cannot be completely remedied within said thirty (30) day period, then if Tenant does not agree in writing within such thirty (30) day period to cure the same, commence and thereafter diligently prosecute the cure and complete the cure within a reasonable period of time under the circumstances after such original written notice of default by Landlord to Tenant).

(d) If Tenant shall Transfer all or any of its interest in this Lease without compliance with the provisions of this Lease applicable thereto.

(e) If (i) Tenant shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Tenant, or seeking to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant’s property; or (ii) Tenant shall make a general assignment for the benefit of Tenant’s creditors; or (iii) there shall be commenced against Tenant any case, proceeding or other action of a nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Tenant’s property, which case, proceeding or other action (A) results in the entry of an order for relief or (B) remains un-dismissed, un-discharged or un-bonded for a period of sixty (60) days; or (iv) Tenant shall take any action consenting to or approving of any of the acts set forth in clause (i) or (ii) above; or (v) Tenant shall generally not, or shall be unable to, pay Tenant’s debts as they become due or shall admit in writing Tenant’s inability to pay Tenant’s debts.

Section 12.2. If an Event of Default shall occur and be continuing, Landlord may elect to declare all Rent for the remainder of the Term (as same may be extended as provided herein) due and payable and, if Landlord shall make such an election, the present value of the Rent shall be due and payable five (5) days after written notice by Landlord to Tenant of such election. The aforesaid present value shall be determined by discounting each monthly installment of Rent for the remainder of the Term from the date such installment would have been due and payable to the date of Landlord’s election to accelerate, by a rate of one (1%) percent per annum less than the interest rate paid under a United States Treasury Bill of comparable duration. Landlord also may elect to proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease and/or to recover damages for breach thereof.

Section 12.3. (a) If an Event of Default (i) described in Sections 12.1(c) or (d) hereof shall occur and Landlord, at any time thereafter, at its option, gives written notice to Tenant stating that this Lease shall terminate on the date specified in such written notice, which date shall be not less than ten (10) days after the giving of such written notice, and if, on the date specified in such written notice, Tenant shall have failed to cure the default which was the basis for the Event of Default, or (ii) described in Sections 12.1 (a), (b), or (e) hereof shall occur, then all rights of Tenant under this Lease shall terminate and Tenant immediately shall quit and surrender the Property, which termination shall not relieve Tenant from any liability then or thereafter accruing hereunder.

(b) If an Event of Default described in Sections 12.1(a) or (b) hereof shall occur, or this Lease shall be terminated as provided in Section 12.2 hereof, Landlord, without written notice, (i) may re-enter and repossess the Property, or (ii) may dispossess Tenant by summary proceedings or otherwise, which re-entry and repossession by Landlord shall not relieve Tenant from any liability then or thereafter accruing hereunder.

Section 12.4. If this Lease shall be terminated as provided in Section 12.2 hereof and/or Tenant shall be dispossessed by summary proceedings or otherwise as provided in Section 12.3 (b) hereof:

(a) Tenant shall pay to Landlord all Rent payable under this Lease by Tenant to Landlord to the date upon which this Lease shall have been terminated or to the date of re-entry upon the Property by Landlord, as the case may be;

(b) Landlord may repair and alter the Property in such manner as Landlord may deem necessary or advisable without relieving Tenant of any liability under this Lease or otherwise affecting any such liability, and/or shall attempt to let or relet the Property or any parts thereof for the whole or any part of the remainder of the Term or for a longer period, in Landlord’s name or as agent of Tenant, and out of any rent and other sums collected or received as a result of such reletting Landlord shall: (i) first, pay to itself the actual cost and expense of terminating this Lease, re-entering, retaking, repossessing, repairing and/or altering the Property, or any part thereof, and the cost and expense of removing all persons and property therefrom, including in such costs, reasonable brokerage commissions, advertising costs, legal expenses and attorneys’ fees and disbursements, (ii) second, pay to itself the actual cost and expense sustained in securing any new tenants and other occupants, including in such costs, reasonable brokerage commissions, advertising costs, legal expenses and attorneys’ fees and disbursements and other expenses of, preparing the Property for reletting, and, if Landlord shall maintain and operate the Property, the cost and expense of operating and maintaining the Property, and (iii) third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. Landlord in no way shall be responsible or liable for any failure to relet the Property or any part thereof, or for any failure to collect any rent due on any such reletting, and no such failure to relet or to collect rent shall operate to relieve Tenant of any liability under this Lease or to otherwise affect any such liability;

(c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency (“Deficiency”), between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 12.4(b) hereof for any part of such period, first deducting from the rents collected under any such reletting all of the payments to Landlord described in Section 12.4(b) hereof; any such Deficiency shall be paid in installments by Tenant on the days specified in this Lease for payment of installments of Rent and Landlord shall be entitled to recover from Tenant each Deficiency installment as the same shall arise, and no suit to collect the amount of the Deficiency for any installment period shall prejudice Landlord’s right to collect the Deficiency for any subsequent installment period by a similar proceeding.

Section 12.5. No termination of this Lease pursuant to Section 12.2 hereof, and no taking possession of and/or reletting the Property, or any part thereof, pursuant to Sections 12.3(b) and 12.4(b) hereof, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

Section 12.6. To the extent not prohibited by law, Tenant hereby knowingly and voluntarily waives and releases all rights (legal and equitable) now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article 12. Tenant shall execute, acknowledge and deliver any instruments which Landlord may request, whether before or after the occurrence of an Event of Default, evidencing such waiver or release.

Section 12.7. The Rent payable by Tenant hereunder and each and every installment thereof, and all costs, actual and customary and reasonable attorneys’ fees and disbursements and other expenses which may be incurred by Landlord in enforcing the provisions of this Lease on account of any delinquency of Tenant in carrying out the provisions of this Lease shall be and they hereby are declared to constitute a valid lien upon the interest of Tenant in this Lease and in the Property.

Section 12.8. Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rent payable hereunder or any Deficiencies or other sums payable by Tenant to Landlord pursuant to this Article 12, may be brought by Landlord from time to time at Landlord’s election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the Term would have expired by limitation had there been no Event of Default by Tenant and termination.

Section 12.9. Nothing contained in this Article 12 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the amount of the damages referred to in any of the preceding Sections of this Article 12.

Section 12.10. No receipt of moneys by Landlord from Tenant after termination of this Lease, or after the giving of any written notice of the termination of this Lease shall reinstate, continue or extend the Term or affect any of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Property by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of written notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Property, Landlord may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such written notice, proceedings, order, suit or judgment, all such monies collected being deemed payments on account of Tenant’s liability hereunder.

Section 12.11. Except as otherwise expressly provided herein or as prohibited by applicable law, Tenant hereby expressly knowingly and voluntarily waives the service of any written notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also knowingly and voluntarily waives any and all right of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease, and Landlord and Tenant waive and shall waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Property, or any claim of injury or damage.

Section 12.12. No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach hereof.

Section 12.13. In the event of any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to a decree compelling performance of any of the provisions hereof, and shall have the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

Section 12.14. Tenant shall pay to Landlord all costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of Tenant. Tenant also shall pay to Landlord all costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Landlord in enforcing any of the covenants and provisions of this Lease and incurred in any action brought by Landlord against Tenant on account of the provisions hereof, and all such costs, expenses and reasonable attorneys’ fees and disbursements may be included in and form a part of any judgment entered in any proceeding brought by Landlord against Tenant on or under this Lease. All of the sums paid or obligations incurred by Landlord as aforesaid, with interest and costs, shall be paid by Tenant to Landlord on demand.

Section 12.15. If an Event of Default shall occur under this Lease or Tenant shall fail to comply with its obligations under this Lease, Landlord may (a) perform the same for the account of Tenant and/or (b) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attorney’s fees and disbursements in instituting, prosecuting or defending any action or proceeding, with interest thereon at the Default Rate and such amounts shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord immediately upon demand therefor. Default Rate shall have the meaning ascribed to it in Article B of this Lease; provided, however, that for purposes of this Article 12, such Default Rate shall never exceed the maximum non-usurious rate permitted by applicable law.

Section 12.16. If Tenant shall fail to pay any installment of Fixed Rent when due or any Additional Rent within ten (10) days after the date when such payment is due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent or such Additional Rent, as the case may be, interest on the amount unpaid at the Default Rate, computed from the date such payment was due to and including the date of payment.

Section 12.17. Intentionally Deleted.

Section 12.18. Tenant covenants and agrees that if this Lease shall be terminated (either because of condition broken during the Term of this Lease or any renewal or extension thereof and/or when the Term hereby created or any extension thereof shall have expired) then, and in that event, Landlord, after ten (10) additional Business Days written notice of its intent to exercise such remedy, may cause a judgment in ejectment to be entered against Tenant for possession of the Property, and for that purpose, Tenant hereby authorizes and empowers any prothonotary, clerk of court or attorney of any court of record to appear for Tenant and to confess judgment against Tenant in ejectment for possession of the herein demised Property, and agrees that Landlord may commence an action pursuant to Pennsylvania Rules of Civil Procedure No. 2970 et seq. for the entry of any order in ejectment for the possession of real property, and Tenant further agrees that a writ of possession pursuant thereto may issue forthwith, for which authorization to confess judgment and for the issuance of a writ or writs of possession pursuant thereto, this Lease, or a true and correct copy thereof, shall be sufficient warrant. Tenant further covenants and agrees that if for any reason whatsoever after said action shall have commenced the action shall be terminated and the possession of the Property demised hereunder shall remain in or be restored to Tenant, Landlord shall have the right upon any subsequent default or defaults, or upon the termination of this Lease as above set forth, to commence successive actions for possession of real property and to cause the entry of successive judgments by confession in ejectment for possession of the Property demised hereunder.

Section 12.19. In any procedure or action to enter judgment by confession in ejectment for possession of real property pursuant to Section 12.18. hereof, if Landlord shall first cause to be filed in such action an affidavit or averment of the facts constituting the default, occurrence of the condition precedent, or event, the happening of which default, occurrence, or event authorizes and empowers Landlord to cause the entry of judgment by confession, such affidavit or averment shall be conclusive evidence of such facts, defaults, occurrences, conditions precedent, or events, and if a true copy of this Lease (and of the truth of which such affidavit or averment shall be sufficient evidence) shall be filed in such procedure or action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

Section 12.20. Tenant hereby releases to Landlord and to any and all attorneys who may appear for Tenant all errors in any procedure or action to enter judgment by confession by virtue of the warrants of attorney contained in this Lease and all liability therefor. Tenant further authorizes the prothonotary or any clerk of any court of record to issue a writ of execution or other process, and further agrees that real estate may be sold on a writ of execution or other process. If proceedings shall be commenced to recover possession of the Property either at the end of the Term or sooner termination of this Lease, or for non-payment of rent or for any other reason, Tenant specifically waives the right to the three (3) months’ written notice to quit and/or the fifteen (15) or thirty (30) days’ written notice to quit required by the Act of April 6, 1951, P.L. 69, as amended, and agrees that ten (10) Business Days’ written notice shall be sufficient in either or any such case.

Section 12.21. The right to enter judgment against Tenant by confession and to enforce all of the other provisions of this Lease herein provided for may, at the option of any assignee of this Lease, be exercised by any assignee of the landlord’s right, title and interest in this Lease in his, her, or their own name, any statute, rule of court, custom, or practice to the contrary notwithstanding.

Section 12.22. Unless otherwise provided herein to the contrary, in the event of any breach by Tenant of any of the terms, covenants, agreements, provisions, conditions or limitations contained in this Lease, Landlord shall be entitled to enjoin such breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, re-entry, summary proceedings and other remedies were not provided for in this Lease.

Section 12.23. Each right or remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 13

NO WAIVER

Section 13.1. No receipt of moneys by Landlord from Tenant after the termination or cancellation of this Lease shall reinstate, continue or extend the Term, or affect any written notice heretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Fixed Rent or Additional Rent then due, or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Property by proper suit, action, proceeding or remedy; it being agreed that, after the service of written notice to terminate or cancel this Lease, or the commencement of suit, action or summary proceedings, or any other remedy, or after a final order or judgment for the possession of the Property, Landlord may demand, receive and collect any moneys due, or thereafter falling due, without, in any manner whatsoever, affecting such written notice, proceeding, suit, action, order or judgment; and any and all such moneys collected shall be deemed to be payments on account of the use and occupation of the Property or, at the election of Landlord, on account of Tenant’s liability hereunder.

Section 13.2. The failure of Landlord or Tenant to enforce any agreement, condition, covenant or term, by reason of its breach by Tenant or Landlord, as the case may be, shall not be deemed to void, waive or affect the right of Landlord or Tenant to enforce the same agreement, condition, covenant or term on the occasion of a subsequent default or breach.

Section 13.3. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any of the terms, covenants and conditions of this Lease. Unless otherwise indicated in writing, the failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future performance of such terms, covenants and conditions. Unless otherwise indicated in writing, the receipt by Landlord, or payment by Tenant, of Rent with knowledge of the breach of any of such terms, covenants and conditions shall not be deemed a waiver of such breach. Unless otherwise indicated in writing, the acceptance of any check or payment bearing or accompanied by any endorsement, legend or statements shall not, of itself, constitute any change in or termination of this Lease. No surrender of the Property by Tenant (prior to any termination of this Lease) shall be valid unless consented to in writing by Landlord. In addition to the other remedies in this Lease provided, Landlord or Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation or any of the terms, covenants and conditions of this Lease or to a decree compelling performance of any of such terms, covenants and conditions.

ARTICLE 14

ESTOPPEL CERTIFICATE

Section 14.1. Each party agrees that it shall, at any time and from time to time upon not less than ten (10) Business Days’ prior written notice by the requesting party, execute, acknowledge and deliver to the requesting party or any other party specified by the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), the dates to which the Fixed Rent and Additional Rent have been paid, and stating whether or not the requesting party is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, the Commencement Date and Expiration Date for the current Term, and any other matters reasonably requested by the requesting party; it being intended that any such statement delivered pursuant to this Article 14 may be relied upon by the requesting party or any prospective purchaser of the Property or any Mortgage thereof or any assignee of any Mortgage upon the Property.

ARTICLE 15

QUIET ENJOYMENT

Section 15.1. Tenant, upon payment of the Rents herein reserved and upon the due performance and observance of all the covenants, conditions and agreements herein contained on Tenant’s part to be performed and observed, shall and may at all times during the Term peaceably and quietly have, hold and enjoy the Property without any manner of suit, trouble or hindrance of and from any person, subject, nevertheless, to the terms and provisions of this Lease. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or to abate, reduce or make a deduction from or offset against the Fixed Rent or any Additional Rent, or to fail to perform any other obligation of Tenant hereunder.

ARTICLE 16

SURRENDER

Section 16.1. Tenant shall, on the last day of the Term, or upon the sooner termination of the Term, quit and surrender to Landlord the Property vacant, free of all equipment, furniture and other movable personal property of Tenant, and in good order and condition, reasonable wear and tear excepted and subject to the provisions of Section 7 and Section 8, and Tenant shall remove or demolish all of the fixtures, structures and other improvements which Landlord shall have elected to cause Tenant to remove pursuant to and in accordance with Section 5.8 hereof. Tenant’s obligation to observe and perform this covenant shall survive the expiration or earlier termination of the Term.

Section 16.2. Upon the expiration of the Term, all Fixed Rent and Additional Rent and other items payable by Tenant under this Lease shall be apportioned to the date of termination.

Section 16.3. Tenant acknowledges that possession of the Property must be surrendered to Landlord at the expiration or sooner termination of the term of this Lease. Tenant agrees to indemnify Landlord against and save Landlord harmless from all costs, claims, loss or liability resulting from the failure or delay by Tenant in so surrendering the Property, including, without limitation, any claims made by any succeeding tenant founded on such failure or delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Property as aforesaid will be extremely substantial, will exceed the amount of the Fixed Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Property is not surrendered to Landlord upon the expiration or sooner termination of the term of this Lease, then Tenant shall pay to Landlord, as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Property after the expiration or sooner termination of the Term of this Lease, in addition to any sums payable pursuant to the foregoing indemnity, one and one-half (1½) times the aggregate of the Fixed Rent and Additional Rent which was payable under this Lease with respect to the last month of the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Property after the expiration or sooner termination of the Term of this Lease. If Tenant holds over in possession after the expiration or termination of the Term of the Lease, such holding over shall not be deemed to extend the Term or renew this Lease, but the tenancy thereafter shall continue as a tenancy from month to month upon the terms and conditions of this Lease at the Fixed Rent and Additional Rent as herein increased. Tenant hereby knowingly and voluntarily waives the benefit of any law or statute or equitable right in effect in the state where the Property is located which would contravene or limit the provisions set forth in this Section 16.3. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 17

ACCESS

Section 17.1. Landlord shall at all times during the Term have the right and privilege to enter the Property at reasonable times during business hours upon reasonable advance written notice which shall not unreasonably interfere with normal operations of the Property for the purpose of inspecting the same or for the purpose of showing the same to prospective purchasers or Mortgagees thereof. Landlord shall also have the right and privilege at all times during the Term to post written notices of non-responsibility for Work performed by or on behalf of Tenant and, during the last six (6) months of the Term, Landlord shall have the right and privilege (a) to display the customary “For Sale” sign on the Building and (b) following reasonable written notice from Landlord and so long as such entry does not unduly interfere with Tenant’s normal business operations, to enter the Property at reasonable times during business hours for the purpose of exhibiting the same to prospective new tenants and to display the customary “To Let” signs on the Building.

Section 17.2. Landlord shall at all times during the Term have the right to enter the Property or any part thereof, following reasonable written notice from Landlord (except in the event of an emergency) and when accompanied by a representative of Tenant and so long as Landlord uses its reasonable best efforts to not unduly interfere with Tenant’s normal business operations and provided that such does not hinder or impair Tenant’s access to the Property, for the purpose of making such repairs or Alterations therein as Landlord deems necessary or advisable, but such right of access shall not be construed as obligating Landlord to make any repairs to or replacements to the Property or as obligating Landlord to make any inspection or examination of the Building.

ARTICLE 18

ENVIRONMENTAL MATTERS

Section 18.1. Landlord has caused to be performed a Phase I environmental site assessment dated                     , prepared by                                              , a copy of which is attached hereto as Schedule 18.1. Except as set forth in Schedule 18.1, Tenant represents and warrants to Landlord and each Mortgagee that to the least of Tenant’s knowledge (and for this purpose “knowledge” shall mean the actual knowledge of Ronald Rice, Eric Petertonjes and Arlen Shenkman, Esq.) no Hazardous Substance (as defined below) has been used, generated, manufactured, produced, stored, released, discharged or disposed of on, under, from or about the Property, except in accordance with applicable law and in the ordinary course of constructing, owning and operating the Property in accordance with prevailing commercial practices (e.g., the use of solvents and fungicides in cleaning the Property, the use of pesticides in rendering the Property free of vermin, pests and insects or the use of herbicides in maintaining the interior and exterior landscaping of the Property, and that no Hazardous Substance is located on or below the Property). Tenant will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under, from or about the Property or transport to or from the Property any Hazardous Substance, except in accordance with Environmental Laws (as defined below), and will use its best efforts not to allow or suffer any other person or entity to do so.

Section 18.2. Tenant shall keep and maintain the Property in compliance with, and shall not use, cause, permit or suffer the Property to be in violation of any Environmental Law.

Section 18.3. Tenant represents and warrants to Landlord and any Mortgagee that Tenant has not received any written notice of a violation of any Environmental Law, nor incurred any previous liability therefor with respect to the Property. Tenant shall give prompt written notice to Landlord of:

(i) Tenant’s actual knowledge of any use, generation, manufacture, production, storage, release, discharge or disposal of any Hazardous Substance on, under, from or about the Property or the migration thereof to or from other property other than as permitted by Environmental Laws;

(ii) Tenant’s receipt of written notice of the commencement, institution of any proceeding, inquiry or action by or written notice from any local, state or federal governmental authority with respect to the use or presence of any Hazardous Substance on the Property or the migration thereof from or to other property;

(iii) all written claims made by any third party against Tenant or the Property relating to any damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance;

(iv) Tenant’s actual knowledge of any occurrence or condition on any real property adjoining the Property that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law, or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law; and

(v) Obtaining actual knowledge of any incurrence of expense by any governmental authority or others in connection with the assessment, containment or removal of any Hazardous Substance located on, under, from or about the Property or any property adjoining the Property.

Section 18.4. Landlord shall have the right, but not the obligation, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Property in connection with any Environmental Law and have its attorneys’ fees and disbursements in connection therewith paid by Tenant or be defended by Tenant from and against any such proceedings or actions with counsel chosen by Landlord (provided that Landlord and Tenant shall attempt, in good faith, to agree on one counsel to represent both Landlord and Tenant, if in Landlord’s good faith determination such joint representation is feasible or appropriate under the circumstances), and shall have the right to make inquiry of and disclose all information to appropriate governmental authorities when advised by counsel that such disclosure may be required under applicable law.

Section 18.5. Without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant shall not take any remedial action, other than pursuant to the plan developed in accordance with Section 18.7, in response to the presence of any Hazardous Substance on, under, from or about the Property, nor enter into any settlement, consent or compromise which might, in Landlord’s judgment, impair the value of Landlord’s interest in the Property under this Lease; provided, however, that Landlord’s prior consent shall not be necessary if the presence of Hazardous Substance on, under, from or about the Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not practical or possible to obtain Landlord’s consent before taking such action. In such event Tenant shall notify Landlord as soon as practicable of any action so taken. Landlord agrees not to withhold its consent, where such consent is required hereunder, if either (a) a particular remedial action is ordered by a court or any agency of competent jurisdiction, or (b) Tenant establishes to the reasonable satisfaction of Landlord that there is no reasonable alternative to such remedial action which would result in less impairment of Landlord’s security hereunder.

Section 18.6. Tenant shall protect, indemnify and hold harmless the Indemnified Parties from and against any and all claim, loss, damage, cost, expense, liability, fines, penalties,

charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind (including, without limitation, reasonable attorneys’ fees and disbursements) directly or indirectly arising out of or attributable to, in whole or in part, the breach of any of the covenants, representations and warranties of this Article 18 or the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, from or about the Property, or any other activity carried on or undertaken on or off the Property, whether prior to or during the Term and whether by Tenant or any predecessor in title or any employees, agents, contractors or subcontractors of Tenant or any predecessor in title, or any third persons at any time occupying or present on the Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substance at any time located or present on, under, from or about the Property, including, without limitation: (a) the costs of any required or necessary repair, cleanup or detoxification of the Property and the preparation and implementation of any closure, remedial or other required plans including, without limitation, (i) the costs of removal or remedial action incurred by the United States Government or the state in which the Property is located, or response costs incurred by any other person, or damages from injury to, destruction of, or loss of natural resources, including the costs of assessing such injury, destruction on loss, incurred pursuant to any Environmental Law; (ii) the clean-up costs, fines, damages or penalties incurred pursuant to the provisions of applicable state law; and (iii) the cost and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any other statute, state or federal; and (b) liability for personal injury or property damage, including damages assessed for the maintenance of the public or private nuisance, response costs or for the carrying on of an abnormally dangerous activity.

The foregoing indemnity shall further apply to any residual contamination on, under, from or about the Property, or affecting any natural resources arising in connection with the use, generation, manufacturing, production, handling, storage, transport, discharge or disposal of any such Hazardous Substance, and irrespective or whether any of such activities were or will be undertaken in accordance with Environmental Law or other applicable laws, regulations, codes and ordinances. This indemnity shall survive expiration or earlier termination of this Lease and any transfer of all or a portion of the Property by Tenant.

The foregoing indemnity shall in no manner be construed to limit or adversely affect Landlord’s rights under this Article 18, including, without limitation, Landlord’s rights to approve any Remedial Work (as defined below) or the contractors and consulting engineers retained in connection therewith.

Section 18.7. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial Work of any kind or nature (the “Remedial Work”) is required by any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Property (or any portion thereof), Tenant shall, after written demand for performance thereof by Landlord, commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion within such period of time as may be required under any applicable law, regulation, order or agreement, all such Remedial Work at Tenant’s sole expense in accordance with the requirements of any applicable governmental authority or Environmental Law. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by Landlord, and under the supervision of a consulting engineer approved in advance in writing by Landlord. Any contractors or consulting engineers approved by the applicable governmental authority shall be deemed approved by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Landlord’s reasonable attorneys’ fees and disbursements incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to complete the Remedial Work within the time required above, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith shall be Additional Rent.

Section 18.8. Upon reasonable belief that an Environmental Law has been violated, Landlord shall have the right to engage or cause Tenant to engage, each at Tenant’s sole cost and expense, an environmental consultant acceptable to both Landlord and Tenant, to review compliance by Tenant with all applicable Environmental Laws and Requirements and standards existing at such time with respect to the practice relating to contamination or hazardous waste methods, conditions and procedures and Tenant’s development of a plan to identify, contain and remediate problems caused by such Hazardous Substances. In the event that Landlord reasonably believes that there may be a violation or threatened violation by Tenant of any Environmental Law or a violation or threatened violation by Tenant of any covenant under this Article 18, Landlord is authorized, but not obligated, by itself, its agents, employees or workmen to enter at any reasonable time upon any part of the Property for the purposes of inspecting the same for Hazardous Substances and Tenant’s compliance with this Article 18, and such inspections may include, without limitation, soil borings. Tenant agrees to pay to Landlord, upon Landlord’s demand, all expenses, costs or other amounts incurred by Landlord in performing any inspection for the purposes set forth in this Section 18.8.

Section 18.9. All costs and expenses incurred by Landlord under this Article 18 shall be immediately due and payable as Additional Rent upon demand and shall bear interest at the Default Rate from the date of written notice of such payment by Landlord and the expiration of any grace period provided herein until repaid.

Section 18.10. “Environmental Laws” shall mean any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene, hazardous waste or the environmental conditions on, under, from or about the Property, including, without limitation, the laws listed in the definition of Hazardous Substances below.

Section 18.11. “Hazardous Substances” shall mean any element, asbestos, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as a “hazardous substance”, “hazardous waste” or “hazardous material”

under any federal, state or local statute, regulation or ordinance applicable to any real property or the Property, as well as any amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time, including, without limitation, the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. § 9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et. seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et. seq.); (vi) the Toxic Substances Control Act (15 U.S.C. § 2601 et. seq.); (v) the Clean Water Act (33 U.S.C. § 1251 et. seq.); (vi) the Clean Air Act (42 U.S.C. § 7401 et. seq.); (vii) the Safe Drinking Water Act (21 U.S.C. § 349; 42 U.S.C. § 201 and § 300f et. seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. § 3421); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); and (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. 1101 et. seq.).

Section 18.12. All representations and warranties contained in this Article 18 shall supersede any previous disclosures, written or oral, made by Tenant or its agents to Landlord with respect to the Property. Landlord and any Mortgagee shall be entitled to rely on the representations and warranties contained herein in pursuit of its rights and remedies for a breach thereof without regard to any such previous disclosures.

Section 18.13. All representations, warranties, covenants and indemnities of Tenant in this Article 18 shall continue to be binding upon Tenant, and its successors and assigns, after the expiration or earlier termination of this Lease.

ARTICLE 19

FINANCIAL STATEMENTS

Upon written request from Landlord, Tenant shall furnish to Landlord, as soon as available and in any event within ninety (90) days after the end of its fiscal year, an audited balance sheet of Tenant as at the close of such year, together with the related statements of profit and loss and changes in financial position for such period, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year, audited and certified by an independent certified public accounting firm of recognized standing. In addition, upon written request from Landlord within ninety (90) days after the end of each of the first three (3) quarters of each of its respective fiscal years, the Tenant shall furnish an unaudited balance sheet as at the close of such quarter, together with the related unaudited statement of profit and loss and changes in financial position, all certified by a treasurer or comptroller of the Tenant. All financial statements furnished by Tenant to Landlord hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied.

ARTICLE 20

MISCELLANEOUS PROVISIONS

Section 20.1. It is mutually agreed by and between Landlord and Tenant that the respective parties shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Property, and/or any claim of injury or damage excluding any clam for personal injury or property damage.

Section 20.2. Upon Landlord’s prior written approval, Tenant may place such signs on the Property as Tenant deems appropriate to indicate the nature of the business of Tenant and such parties. The signs shall be lawful under applicable sign codes and subdivision covenants and Tenant shall obtain all appropriate licenses and approvals in connection with such signs. Signs existing on the Commencement Date hereof shall be deemed approved by Landlord.

Section 20.3. (a) The term “Landlord” as used herein shall mean only the owner or the mortgagee in possession for the time being of the Property, so that in the event of any sale, transfer or conveyance of the Property Landlord shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord thereafter accruing hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, transferee or grantee at any such sale, transfer or conveyance that such purchaser, transferee or grantee has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder.

(b) The term “Tenant” as used herein shall mean the tenant named herein, and from and after any valid assignment or transfer in whole of said Tenant’s interest under this Lease pursuant to the provisions of Article 9, shall mean only the assignee or transferee thereof; but the foregoing shall not release the assignor or transferor from liability under this Lease.

(c) The words “enter”, “re-enter”, “entry” and “re-entry” as used in this Lease shall not be restricted to their technical legal meaning.

(d) The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words “successor and assigns” or “successors or assigns” of Landlord or Tenant shall be deemed to include the heirs, executors, administrators, representatives and assigns of any individual Landlord or Tenant.

Section 20.4. The headings herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease.

Section 20.5. This Lease shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania. Under no circumstances whatsoever shall this Lease be construed as creating either a partnership, an agency or an employment relationship between the parties hereto.

Section 20.6. This Lease contains the entire agreement between the parties and may not be extended, renewed, terminated or otherwise modified in any manner except by an instrument in writing executed by the party against whom enforcement of any such modification is sought. All prior understandings and agreements between the parties and all prior working drafts of this Lease are merged in this Lease, which alone expresses the agreement of the parties. The parties agree that no inferences shall be drawn from matters deleted from any working drafts of this Lease.

Section 20.7. The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and, except as is otherwise provided herein, their assigns (whether or not otherwise expressly so provided herein).

Section 20.8. Notice whenever provided for herein shall be in writing and shall be given either by personal delivery, overnight express mail or by certified or registered mail, return receipt requested, to Landlord at the address hereinabove set forth, Attention:                                 , with a copy to Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., 845 Third Avenue, New York, New York 10022, Attention: Jonathan Eiseman, Esq.; and to Tenant at the address hereinabove set forth, Attention: Corporate Real Estate Department, or to such other persons or at such other addresses as may be designated from time to time by written notice from either party to the other. Notices shall be deemed given (i) when delivered personally if delivered on a business day (or if the same is not a business day, then the next business day after delivery), (ii) three (3) business days after being sent by United States mail, registered or certified mail, postage prepaid, return receipt requested or (iii) if delivery is made by Federal Express or a similar, nationally recognized overnight courier service for 10:00 a.m. delivery, then on the date of delivery (or if the same is not a business day, then the next business day after delivery), if properly sent and addressed in accordance with the terms of this Section 20.8.

Section 20.9. If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

Section 20.10. Tenant represents and warrants to the Landlord that Tenant has not dealt with any real estate broker in connection with this Lease other than Cushman & Wakefield, Inc., whose commission shall be paid by Tenant pursuant to a separate written agreement, and Tenant agrees to indemnify the Landlord and save the Landlord harmless from any and all claims for brokerage commissions by any other person, firm, corporation or other entity claiming to have brought about this Lease transaction. The provisions of this Section 21.10 shall survive the expiration or earlier termination of this Lease.

Section 20.11. The parties took equal part in drafting this Lease and no rule of construction that would cause any of the terms hereof to be construed against the drafter shall be applicable to the interpretation of this Lease.

Section 20.12. In the event that Tenant does not comply with its obligations under Sections 14.1, Tenant shall and hereby does appoint Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any documents provided for in Section 14.1 for and in the name of Tenant, such power, being coupled with an interest, being irrevocable.

Section 20.13. Time is strictly of the essence with respect to each and every term and provision of this Lease.

Section 20.14. (a) Tenant is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to do business in the state where the Property is located, (b) the persons executing this Lease and the other documents executed herewith on behalf of Tenant are duly appointed and authorized by Tenant to execute such documents, (c) this Lease and the other documents which will be delivered and executed by Tenant will, when delivered, have been duly authorized and executed by Tenant and will constitute legal, valid and binding obligations of Tenant, enforceable against Tenant in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the rights of creditors, generally, (d) Tenant has full power and authority to execute, deliver and perform its obligations under this Lease and the other documents which are executed and delivered by Tenant and to carry on its business as presently conducted, (e) Tenant has obtained all necessary permits, licenses, entitlements and/or approvals required to comply with the provisions of this Lease and the other documents which are executed and delivered by Tenant, (f) other than qualifying to do business in the Commonwealth of Pennsylvania, Landlord is not required to obtain any permits, licenses, entitlements and/or approvals in order to own the Property for the purpose of leasing the Property to Tenant: or complying with the provisions of this Lease and the other documents delivered herewith, and (g) the execution, delivery and performance of this Lease and the other documents executed and delivered herewith do not violate any provisions of any agreement or document to which Tenant is a party or by which Tenant is bound, or of any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Tenant.

Section 20.15. As used herein, the term “to Tenant’s knowledge” shall mean the actual, not constructive knowledge, without investigation or inquiry, of any member of Tenant’s Corporate Real Estate Department. No knowledge of any agent or representative of Tenant shall be imputed to Tenant.

ARTICLE 21

TERMINATION RIGHT

Section 21.1. Tenant shall have the right at any time after the seventh (7th) anniversary of the Commencement Date to terminate this Lease by (a) giving Landlord written notice of such termination at least one hundred eighty (180) days prior to such termination date (which written notice may be given prior to the seventh (7th) anniversary of the Commencement Date); (b) paying to Landlord, together with such written notice, a termination fee equal to the present value of the Fixed Rent and Additional Rent which would have otherwise become due from the date of such termination through the Expiration Date, discounted at a rate of six (6%) percent per annum; and (c) performing all of Tenant’s obligations hereunder through such termination date, including the surrender of the Property on or before such termination date and payment of all Rental due hereunder through such termination date.

ARTICLE 22

MEMORANDUM OF LEASE

Section 22.1. Landlord or Tenant shall have the right at any time to record a memorandum of lease in the form attached hereto as Exhibit “C” with the Recorder of Deeds in and for the County in which the Property is located, in which case the other party shall promptly execute and deliver such memorandum to the requesting party.

The parties hereto have executed this Lease as of the day and year first above set forth.

Landlord:

Lexington Corporate Properties Trust (or a to be formed lp)

By:
Name: Title:

The parties hereto have executed this Lease as of the day and year first above set forth.

Tenant:

IKON Office Solutions, Inc.

By:
Name: Title:

EXHIBIT “A”

DESCRIPTION OF THE LAND

[to be attached]

EXHIBIT “B”

SCHEDULE OF REMOVABLE PERSONAL PROPERTY

[to be attached]

EXHIBIT “C”

MEMORANDUM OF LEASE

This MEMORANDUM OF LEASE is made as of                             ,         , by and between LEXINGTON CORPORATE PROPERTIES TRUST (or a to be formed lp), a Maryland real estate investment trust (or a Pennsylvania limited partnership) (“Landlord”) and IKON OFFICE SOLUTIONS, an Ohio corporation (“Tenant”).

W I T N E S S E T H :

1. Lease. Landlord and Tenant have entered into that certain Lease dated September 22, 2003 (the “Lease”), with respect to the lease of certain real property located at 70 Valley Stream Parkway, East Whiteland Township, Chester County, Pennsylvania, and more particularly described in Exhibit “A” attached hereto and made a part hereof.

2. Landlord. The landlord under the Lease is Lexington Corporate Properties Trust, with an address of 355 Lexington Avenue, New York, NY 10017.

3. Tenant. The tenant under the Lease is IKON Office Solutions, Inc., with an address of 70 Valley Stream Parkway, Malvern, PA 19355.

4. Term. The Term of the Lease is ten (10) years, commencing on September 22, 2003 and ending on September 30, 2013 (the “Expiration Date”).

5. Rights of Extension. There are two (2) rights of extension beyond the Expiration Date, for a period of five (5) years each.

6. Copy of Lease. A copy of the Lease is maintained at Landlord’s office and at Tenant’s office at the respective addresses set forth in the second and third paragraphs of this Memorandum.

7. Lease Controls. This Memorandum is executed for the sole purpose of giving public written notice of the terms and provisions of the Lease and nothing contained in this Memorandum (or any termination or release of this Memorandum) is intended or shall be construed to expand, limit, modify or otherwise affect the rights and interests of Landlord and Tenant under the Lease.

IN WITNESS HEREOF, Landlord and Tenant have executed this Memorandum on the respective dates set forth in the acknowledgments below, but to be effective for all purposes as of the date first above written.

Landlord:

Lexington Corporate Properties Trust (or a to be formed lp)

By:
Name: Title:

Tenant:

IKON Office Solutions, Inc.

By:
Name: Title:

STATE OF NEW YORK	:
: SS
COUNTY OF	:

On this              day of                                     , 2003, before me a Notary Public in and for the Commonwealth of Pennsylvania, the undersigned officer, personally appeared                                         , who acknowledged him/herself to be the                                          of LEXINGTON CORPORATE PROPERTIES TRUST, a Maryland real estate investment trust, and that he/she as such                 , being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the trust by him/herself as such                 .

In Witness Whereof, I hereunto set my hand and official seal.

[SEAL]
Notary Public

My Commission Expires:

COMMONWEALTH OF PENNSYLVANIA	:
: SS
COUNTY OF CHESTER	:

On this              day of                                     , 2003, before me a Notary Public in and for the Commonwealth of Pennsylvania, the undersigned officer, personally appeared                                         , who acknowledged him/herself to be the                                          of IKON OFFICE SOLUTIONS, INC., an Ohio corporation, and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by him/herself as such officer.

In Witness Whereof, I hereunto set my hand and official seal.

[SEAL]
Notary Public

My Commission Expires:

EXHIBIT “A”

Legal Description of Leased Premises